Exhibit 10.12

MASTER COLLABORATION, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN

VIRBAC, a company organized under the law of FRANCE, with registered office at 1ère avenue 2065 M – L.I.D., 06516, Carros, France - registered under number 417 350 311 RCS at Grasse, France, acting for itself and its Affiliates, herein duly represented by Christian Karst, Member of the Executive Board,

Hereinafter referred to as “VIRBAC”;

AND

NEXVET IRELAND LIMITED, a company organised under the laws of Ireland, with registered office at 88 Harcourt Street, Dublin 2 Ireland, with registered number 550752, represented by Dr Mark Heffernan, Chief Executive Officer and Director, Hereinafter referred to as “NEXVET”

NEXVET and VIRBAC are hereafter referred individually as the “Party” and collectively as the “Parties”.

RECITALS

Whereas VIRBAC is a global pharmaceutical company exclusively dedicated to animal health. VIRBAC is engaged in the research, development, manufacture and distribution of veterinary products.

Whereas NEXVET develops and commercialises biological veterinary products.

Whereas VIRBAC has offered to advise NEXVET in the development of Products in the Territory.

Whereas NEXVET has offered to appoint VIRBAC as its exclusive distributor of the Products in the Territory and VIRBAC has accepted such appointment, on the terms and conditions set out in the present agreement.

THEREFORE IT HAS BEEN FURTHER AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1.	For the purposes of the present agreement, the following words shall have the following respective meanings:

Agreement means this master collaboration, supply and distribution agreement for Products and all the annexes attached hereto, including the Specific Distribution Agreements entered from time to time pursuant to this master collaboration, supply and distribution agreement for Products.

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Affiliates means with respect to either Party any other company directly or indirectly controlling, controlled by or under control with such Party. For the purposes of this definition “control” means owning or controlling, in the aggregate, forty nine percent (49%) or greater of the voting rights.

Asian Territory means Japan, South Korea, Taiwan, the Philippines, Malaysia, Singapore, the Peoples’ Republic of China, Indonesia, Thailand, India, Vietnam and Myanmar.

Commercial Margin means the Net Sales less the Total Cost of Goods less the Cost of Selling.

Competing Products means canine, feline or equine monoclonal antibody targeting the same molecular target (for example, for NV-01: canine monoclonal antibodies targeting NGF).

Cost of Goods means the costs incurred by or on behalf of NEXVET in the production of the Products, including materials, labour and industrial overheads together with all ancillary expenses arising from such production such as duties, custom fees, freight and insurance.

Cost of Selling means the total direct and variable cost of storage, delivery, selling, advertising and promotion of the Product(s) by or on behalf of VIRBAC. These costs include direct and variable distribution, sales and marketing staff expenses (salaries and commissions), internal or external warehousing fees, sales meeting, sales and marketing staff travelling expenses, fees and all other direct and variable operating costs related to distribution, sales and marketing. Notwithstanding the foregoing, for each Product the Cost of Selling in:

•	Year 1, Year 2 and Year 3 shall be [***] of VIRBAC’s Net Sales of the applicable Product;

•	Year 4 and Year 5 shall be [***] of VIRBAC’s Net Sales of the applicable Product; and

•	Year 6 and thereafter shall be [***] of VIRBAC’s Net Sales of the applicable Product.

For each Product “Year 1” shall be a twelve (12) month period starting on the date of the First Commercialization of the Product and subsequent “Years” shall be calculated accordingly.

Confidential Information means information not generally known to the public which gives a Party or a third party some competitive or business advantage or the opportunity of obtaining such an advantage. The Confidential Information may pertain to, among other things: financial, economic, scientific and technical information such as formula, designs, methods, systems, procedures, devices, know-how, computer hardware, computer software, costs, sales as well as facts with respect to the identities, personnel, projects, needs and policies of a Party

Development Plans means the document as defined in Article 10 “Development Plans” agreed between the Parties and included in each Specific Distribution Agreement. A Development Plan template is included in Annex 3.

Excluded Licensed Molecules means those molecules which, as at the date of this Agreement, are the subject of a third party agreement, being:

(a)	a canine anti-TNF-a canine p80TNFR-Fc covered and / or claimed in patent number PCT/GB2013/050433 filed on 22 February 2013 and entitled “Tumour necrosis factor receptor fusion proteins and methods of using the same”, including the molecule with the internal research code of NV-08; and

(b)	any new canine anti-TNF-a monoclonal antibody derived from the research activities on NEXVET’s canine anti-TNF-a monoclonal antibody with an internal research code of NV-06.

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Excluded Territory means:

(a)	in relation to the Excluded Licensed Molecules, the Asian Territory; or

(b)	a country within the Territory in which NEXVET may license a Pre-Development Candidate to a third party.

Field means veterinary field.

First Commercialization means the first commercial arm’s length bona fide sale of a Product by or on behalf of VIRBAC in a Major Country, excluding the sale or provision of any Products by way of samples or for the purpose of clinical trials.

Force Majeure means any event outside the reasonable control of either party affecting its ability to perform any of its obligations under this Agreement including act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion but excluding strikes of the affected party’s own employees.

Freedom To Operate Analysis or FTO Analysis means an analysis obtained from a patent attorney opining on the ability for a Product to be exploited (including manufactured, marketed, distributed and sold) in the Territory without a claim that such exploitation infringes a third party’s patent rights.

GMP means current good manufacturing practices according to rules governing medicinal products in the European Union Volume IV “Good manufacturing practices for medicinal products”(http://ec.europa.eu/enterprise/pharmaceuticals/eudralex/vol4_en.htm) and other applicable laws, regulations and practices of a similar nature in other jurisdictions within the Territory.

Important Country means [***].

Intellectual Property Rights means all intellectual property rights subsisting anywhere in the world, including:

(a)	patents, copyright, rights in circuit layouts, designs, trade and service marks (including goodwill in those marks), domain names and trade names, trade secrets and any right to have confidential information kept confidential; and

(b)	any application or right to apply for registration of any of the rights referred to in paragraph (a),

whether or not such rights are registered or capable of being registered.

Joint Steering Committee (or JSC) means the joint steering committee as defined in Article 11 “Joint Steering Committee”.

Major Countries means [***].

Manufacturer means such third party manufacturer(s) of the Products. For each Product, the Manufacturer(s) shall be defined in its Specific Distribution Agreement.

Manufacturing Margin means NEXVET’s [***] margin on the Cost of Goods being the difference between the Purchase Price and the Cost of Goods. However, the Manufacturing Margin shall not exceed NEXVET’s share of the Commercial Margin.

For the sake of clarity and by way of a worked example: if the Purchase Price from NEXVET is [***] and the Cost of Goods is [***], the Manufacturing Margin will be [***].

Manufacturing Site(s) means the site(s) where the Products are manufactured. For each Product the Manufacturing Site(s) shall be defined in its Specific Distribution Agreement.

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Marketing Authorization means the sale or /and the import authorisation, marketing authorisation, other governmental licenses, approvals, permits and other authorisations required and which are granted by the authorities to enable the Parties to import, market and sell the Products in the Territory.

Marketing Authorization Holder, MAH or MH means the holder of the Marketing Authorization for a Product, which shall be NEXVET unless agreed otherwise pursuant to the Specific Distribution Agreement.

Net Sales means the invoiced price of Products sold by VIRBAC to third parties less, to the extent identified on the invoice, any costs of packing, insurance, transport, delivery, VAT and any other government taxes, duties or levies, and normal rebates, free goods, trade discounts and other allowances granted and any reimbursements of Products already sold but returned by customers.

New Product means a product that is solely developed and/or owned by NEXVET, or to which NEXVET has exclusive rights, which is (i) a canine, feline or equine monoclonal antibody which has been derived from the PETization technology or (ii) a canine, feline or equine receptor fusion protein, and for either of which a Specific Distribution Agreement has not been entered into by the Parties.

New Product Notice has the meaning given in Article 6.1.

NEXVET Fees means the sums due to NEXVET under this Agreement as described in Article 19.2 (Financial Terms) being NEXVET’s share of the Commercial Margin, which includes the Manufacturing Margin.

NEXVET Know-how means any technical and other information relating to the Products, the New Products or PETization, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, lab and commercial scale fermentation and purification techniques for biologics, assay protocols. It also includes marketing data and knowledge to build and gather a Registration Dossier.

NEXVET Technology means the Patent together with the NEXVET Know-how and all data and any manufacturing process related to the Products owned or controlled by NEXVET.

NV-01 means pharmaceutical canine monoclonal antibody product under its finished form targeting nerve growth factor (NGF) covered by the Patent.

Patent means the patent(s) which are set out in Annex 1 and associated patent applications, including, without limitation, any patents issuing on any such patent applications, as well as any divisionals, continuations, continuations-in-part, substitutions, re-examinations, reissues, renewals, extensions, supplementary protection certificates and the like, and any foreign counterparts of any of the foregoing, all as updated from time to time by NEXVET.

Pharmacovigilance Data Exchange Agreement means the agreement for the exchange of data relating to pharmacovigilance for each Product to be entered into between the Parties which shall be in the form of the template agreement set out in Annex 8 and which shall be annexed to the Specific Distribution Agreement of each Product.

Pre-Development Candidate means a product for which no New Product Notice has been issued by NEXVET.

Products means a product for which the Parties have entered a Specific Distribution Agreement. A list of current Products is set out in Annex 2. This list may be updated from

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time to time as new Specific Distribution Agreements are entered into by the Parties in relation to New Products. For clarification, Products are products that are solely owned by NEXVET and any products that are in-licensed by NEXVET from third parties or are developed in conjunction with third parties may not be Products due to contractual obligations owed by NEXVET to such third parties.

Purchase Price means the Ex-Works price paid by VIRBAC to NEXVET for the Products which is equal to the Cost of Goods plus the Manufacturing Margin.

Quality Agreement means the agreement for the quality of each Product to be entered into between the Parties which shall be in the form of the template agreement set out in Annex 4 and which shall be annexed to the Specific Distribution Agreement of each Product.

Quarter means one of the four quarters that make up the financial year, i.e. January, February and March; April, May and June; July, August and September; and October, November and December.

Registration Dossier means any and all information, processes, techniques and data necessary to be submitted or filed with a regulatory authority to obtain Marketing Authorization relating to the Products, including all administrative, technical, scientific, or other data and information (including raw data) as well as Product samples if and to the extent required to be filed or submitted to a regulatory authority within the Territory to obtain a Marketing Authorization.

Specifications means the specifications for each Product as detailed in its Specific Distribution Agreement.

Specific Distribution Agreement means the agreement for the distribution of each Product to be entered into between the Parties which shall be in the form of the template agreement set out in Annex 5.

Target Product Profile means the target product profile of each Product as discussed from time to time through the JSC, agreed between the Parties and referenced in each Specific Distribution Agreement.

Territory means (i) for all Products other than the Excluded Licensed Molecules, worldwide except the USA and Canada; (ii) for any Products that are the Excluded Licensed Molecules, worldwide except the USA, Canada and the Asian Territory.

Total Cost of Goods means the Cost of Goods paid by VIRBAC to NEXVET for the Products plus all ancillary expenses paid by VIRBAC arising from such purchase such as duties, custom fees, freight and insurance.

Trademark means all the trademarks, trademark rights, service trademarks, trade usage, logotypes, domain names, whether registered or not which are owned or licensed by NEXVET and which are used with the Products and which are set out in the applicable Specific Distribution Agreement.

Trade Dress means VIRBAC’s presentation and labelling as the distinctive configuration, colour, format, designs, trademarks and logos incorporated into the packaging and label presentation of any Products, but excludes the Trademarks.

VIRBAC Trademarks means any trademarks, trademark rights, service trademarks, trade usage, logotypes, domain names, whether registered or not, which are owned or licensed by VIRBAC, excluding the Trademarks.

1.2.	In the case of conflict or ambiguity, the order of precedence for this Agreement and the documents attached to or referred to in this Agreement are as follows:

(i)	first Articles 1 to 40 of this Agreement;

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(ii)	then second the Annexes to this Agreement; and

(iii)	then third the Specific Distribution Agreements entered pursuant to this Agreement.

1.3.	The headings in this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.4.	Words expressed in the singular shall include the plural and vice versa. Words referring to a particular gender include every gender. References to a person include an individual, company, body corporate, corporation, unincorporated association, firm, partnership or other legal entity.

1.5.	The words “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.6.	References to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has modified or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification) whether made before or after the date of this Agreement.

2.	PURPOSE

2.1.	VIRBAC shall advise NEXVET in the development of the Products and the New Products in the Territory and in the Field.

2.2.	Subject to the terms and conditions of this Agreement, NEXVET hereby appoints VIRBAC as its sole and exclusive distributor of the Products in the Field in the Territory for the term of the Agreement and VIRBAC hereby accepts that appointment subject to the terms of this Agreement.

2.3.	In the Territory, NEXVET shall exclusively supply to VIRBAC and VIRBAC shall purchase exclusively from NEXVET the Products for distribution and sale during the term of this Agreement.

2.4.	All quantities of Products shall be supplied by NEXVET to VIRBAC in accordance with the terms and conditions of this Agreement, the Specific Distribution Agreement, the Target Product Profile, the Specifications, the Marketing Authorizations and all applicable laws.

2.5.	NEXVET grants to VIRBAC the right to sell and distribute the Products under NEXVET’s Trademarks in the Territory in the Field, subject to and in accordance with the terms and conditions of this Agreement, the Specifications, the Marketing Authorizations and all applicable laws.

2.6.	The Parties agree to enter into a Quality Agreement and a Pharmacovigilance Agreement for each Product which shall be in the form of the template Quality Agreement set out in Annex 4 and the template Pharmacovigilance Data Exchange Agreement set out in Annex 8 modified as applicable to reflect the requirements of the relevant Product and attached to each Specific Distribution Agreement.

2.7.	In accordance with the terms of Article 6 “First option to New Product”, NEXVET grants to VIRBAC a right of first negotiation to enter into a Specific Distribution Agreement to distribute New Products.

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3.	EXCLUSIVITY

3.1.	Subject to Article 3.2, during the term of the applicable Specific Distribution Agreement and subject to the other terms of this Agreement, NEXVET is not allowed to distribute the Products by itself or its Affiliates or through any third party in any country within the Territory.

3.2.	NEXVET is allowed to distribute and sell a Product in the Territory itself only as of the first full calendar year following the [***] anniversary of the First Commercialization of this Product. In this case VIRBAC’s right to exclusively distribute the applicable Product is revoked and it shall become NEXVET’s sole but not exclusive distributor for the applicable Product in the Field and in the Territory.

For the sake of clarity and by way of a worked example: If a Product’s First Commercialization in on [***] then NEXVET shall be allowed to distribute and sell that Product itself as from [***] and VIRBAC shall continue to have a right to distribute the applicable Product from this date in accordance with the terms of this Agreement.

Where NEXVET exercises its rights in accordance with this Article 3.2 to distribute and sell a Product in the Territory itself only, NEXVET shall compensate VIRBAC by paying to VIRBAC for each Product a sum equal to [***] of VIRBAC’s Net Sales for the Product in the Territory for the previous 12 (twelve months). This compensatory payment is in consideration for the losses potentially suffered by VIRBAC and it is VIRBAC’s sole and exclusive remedy for NEXVET exercising its rights under this Article 3.2. This compensatory payment shall be paid within [***] date of invoice.

3.3.	If NEXVET decides to distribute a Product in the Territory itself only in accordance with Article 3.2 above, NEXVET shall notify VIRBAC at least [***] before distributing this Product and the Parties’ obligations to communicate, under the framework of the JSC, the clinical, regulatory, marketing and sales input for this Product shall immediately cease to apply.

3.4.	During the term of the applicable Specific Distribution Agreement, if NEXVET distributes a Product in the Territory itself in accordance with Article 3.2 above, NEXVET must only distribute that Product (i) under a different trade dress to the Trade Dress that is used for the Product by VIRBAC, and (ii) under trademarks that shall not be identical with or similar to the Trademarks licensed to VIRBAC by NEXVET and used by VIRBAC in accordance with the applicable Specific Distribution Agreement. For the avoidance of doubt, once a Specific Distribution Agreement expires or is terminated, VIRBAC’s licence to use the Trademarks in relation to that Product also terminates, and NEXVET shall be free to distribute the Product using the Trademarks but with a different trade dress from VIRBAC’s Trade Dress. VIRBAC will remain the owner of the Trade Dress.

4.	NON COMPETITION

For each Product, VIRBAC is not allowed in the Territory to distribute itself or through a third party a Competing Product in a country where a Marketing Authorization has been obtained for a period of [***] from the First Commercialization of such Product.

For each Product, and for so long as a Specific Distribution Agreement for that Product is in place, NEXVET is not allowed in the Territory to distribute itself or through a third party a Competing Product under a trademark that is identical with or similar to the Trademarks that are licensed to VIRBAC for such Product.

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5.	LINK BETWEEN THE AGREEMENT AND SUBSEQUENT SPECIFIC DISTRIBUTION AGREEMENT

5.1.	Each Specific Distribution Agreement subsequently signed between the Parties in application of the Agreement, shall be an integral part of the Agreement and be governed by the Agreement.

5.2.	The Parties shall use the Specific Distribution Agreement template as attached in Annex 5.

5.3.	Each Specific Distribution Agreement must be signed by the legal representative of each Party.

6.	FIRST OPTION TO NEW PRODUCT

6.1.	The Parties acknowledge and agree that NEXVET has the right to manage its owns business and as such it is free to manage and exploit any Pre-Development Candidates as NEXVET, in its absolute discretion, deems appropriate. For a period of [***] from the date of execution of this Agreement, NEXVET will notify VIRBAC via the JSC if a development candidate should be nominated as a New Product in the Territory (taking into account any Excluded Territory, if applicable, with respect to the development candidate), on the basis that NEXVET (i) has developed a reasonable overview of the proposed target product profile of such development candidate, (ii) has obtained minimum safety and efficacy information from proof of concept studies, (iii) has a realistic estimation of cost of goods of such development candidate and (iv) solely owns or has the exclusive rights to the development candidate.

This [***] period shall automatically expire unless otherwise agreed in writing by the Parties before the expiry date.

6.2.	VIRBAC has the first option right to negotiate a Specific Distribution Agreement with NEXVET in the Territory for a New Product. VIRBAC has [***] days from the receipt of a New Product Notice to inform NEXVET in writing of its interest in negotiating the distribution of the New Product (a “VIRBAC Notice”).

6.3.	The Parties have [***] months from the date of the VIRBAC Notice to negotiate a term sheet and [***] using all reasonable endeavours to negotiate and execute the terms and conditions for the Specific Distribution Agreement of the New Product. The timescales set out in this Article 6.3 may be extended by mutual agreement of the Parties in writing.

6.4.	If the Parties fail to agree the terms and conditions for the Specific Distribution Agreement of a New Product in the agreed timeframes set out in Article 6.3 then VIRBAC shall have no rights in relation to such New Product.

7.	TERM

7.1.	The Agreement is deemed to come into force on November 24th, 2014 and shall remain in force for 10 (ten) years from the date of First Commercialization of the first Product (“Initial Term”).

7.2.	The duration of each Specific Distribution Agreement for each Product shall be set forth in the Specific Distribution Agreement itself. If the term of a Specific Distribution Agreement exceeds the term of this Agreement then the following articles of this Agreement shall survive solely of the purpose of applying to the applicable Specific Distribution Agreement until the expiration or termination of such Specific Distribution Agreement:

Article 1 (Definitions);

Article 2 (Purpose)

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Article 3 (Exclusivity)

Article 8 (Responsibilities)

Article 9 (Minimum Annual Net Sales Obligations)

Article 10 (Development Plans)

Article 11 (Joint Steering Committee)

Article 12 (Marketing Authorization)

Article 13 (Manufacturing and Batch Release)

Article 14 (Supply and Delivery)

Article 15 (Defects)

Article 16 (Recall of the Product)

Article 17 (Rolling Forecast and Orders)

Article 18 (Pharmacovigilance)

Article 19 (Financial Terms)

Article 20 (Right of first refusal for Registration Dossier)

Article 21 (Intellectual Property Rights)

Article 21A (Infringement of Nexvet Technology or Trademarks by a third party)

Article 22 (Trademarks and Packaging)

Article 23 (Audits)

Article 24 (Liability - Insurance)

Article 25 (Confidentiality)

Article 26 (Termination and Consequences of Termination)

Article 27 (Remaining Stock)

Article 28 (Notice)

Article 29 (Material Safety data Sheet)

Article 30 (Notification to Anti-Poison Center)

Article 31 (Information)

Article 32 (Force Majeure)

Article 38 (Applicable Law and Jurisdiction)

7.3.	Unless agreed otherwise in writing by the Parties in advance of the ninth anniversary of the First Commercialization of the First Product, this Agreement shall automatically extend by a period of two (2) years on the expiry of the Initial Term and shall continue to automatically extend on the expiry of each such two (2) year extension periods by additional two (2) year extension periods unless agreed otherwise by the Parties in writing.

8.	RESPONSIBILITIES

8.1.	VIRBAC Responsibilities

VIRBAC shall:

(a)	provide clinical, regulatory, marketing and sales input via a Joint Steering Committee (JSC). This shall include the provision of annual budgets (i.e. expenses forecasted), marketing strategy, pricing, forecast, demand/orders post-launch and any subsequent country launch plans for the Important Countries.

(b)	advise NEXVET in the drafting of regulatory submissions in the countries within the Territory. This advice shall include reviewing and commenting on draft regulatory submissions prepared by NEXVET.

(c)	sell the Products according to the terms of the Agreement.

(d)	subject to Article 9 “Minimum Annual Net Sales Obligations”, meet or exceed Minimum Annual Obligations for each Product.

(e)	Subject to Article 18 “Pharmacovigilance”, VIRBAC shall be responsible for the local management of complaints and shall transfer any data in the timelines defined in Article 18 and the Pharmacovigilance Data Exchange Agreement entered into by the Parties in each Specific Distribution Agreement.

(f)	Not itself apply for, or cause or allow any Affiliate or any third party to apply for, or become involved with any application by any other person for the registration of any trademark that is the same as any of the Trademarks, or that is similar to or capable of being confused with any of the Trademarks,

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VIRBAC shall use commercially reasonable endeavours to launch the Products within [***] after the issuance of the Marketing Authorization and it shall launch the Products no later than [***] after the issuance of the Marketing Authorization by each national authority.

VIRBAC warrants that VIRBAC’s employees, any VIRBAC Affiliates, and any VIRBAC agents and/or any third party distributors engaged by VIRBAC, shall comply with any applicable laws and regulations in the Territory in relation to such acts, and shall otherwise comply with VIRBAC’s obligations under this Agreement.

8.2.	NEXVET Responsibilities

NEXVET shall:

(a)	file, prosecute and maintain the Patents at its own costs.

(b)	conduct and provide to the JSC a Freedom To Operate analysis for the Products in the Territory. This analysis should be performed and updated regularly at the request of the JSC by professional patent attorneys.

(c)	execute all pre-clinical and clinical development activities at its owns costs in accordance with Development Plan as agreed between the Parties.

(d)	share all development information via the JSC including pre-clinical, clinical development and more generally all information related to the development of the Products worldwide.

(e)	register the Registration Dossier at its own costs. NEXVET will be the owner of the Registration Dossier and the holder of the Marketing Authorization.

(f)	register, maintain and prosecute at its owns costs the Trademarks,

(g)	during the term of any Specific Distribution Agreement, NEXVET shall, notably, refrain from registering, from using itself, or from licensing to other partners, any trademarks that are identical with or similar to any Trademarks which have been licensed to VIRBAC in the Territory under a Specific Distribution Agreement (unless and until that Specific Distribution Agreement expires or is terminated and VIRBAC’s licence to use such Trademarks ceases),

(h)	use commercially reasonable endeavours to obtain the Marketing Authorizations for the Products at its own costs in accordance with the Target Product Profile agreed between the Parties.

(i)	use commercially reasonable endeavours to maintain the Marketing Authorizations within the Territory and NEXVET shall bear all the costs related to such maintenance (including but not limited to the ongoing stability studies).

(j)	supply the Products to VIRBAC in accordance with the terms of this Agreement and the applicable Specific Distribution Agreement.

(k)	fund any development candidates which may become New Products.

9.	MINIMUM ANNUAL NET SALES OBLIGATIONS

9.1.	The minimum annual net sales obligations for each Product in the entire Territory shall be defined in the relevant Specific Distribution Agreement (“Minimum Annual Net Sales Obligations”).

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9.2.	If VIRBAC fails to meet the Minimum Annual Net Sales Obligations for a Product during [***], VIRBAC shall have the right, as its exclusive remedy, to pay to NEXVET an amount equal to the difference between the applicable NEXVET Fees which relate to the Minimum Annual Net Sales Obligations of such Product which VIRBAC has failed to achieve and the actual NEXVET Fees paid by VIRBAC for such Product during the [***] in which VIRBAC failed to meet the Minimum Annual Net Sales Obligations (hereinafter the “Amount”).

For the sake of clarity and as example:

For a Product, if Minimum Annual Obligations are not achieved for [***] where:

•	Minimum NEXVET Fees is [***] for the [***]; and

•	Actual NEXVET Fees paid by VIRBAC for the [***] is [***];

VIRBAC shall have the right to pay to NEXVET [***].

9.3.	If VIRBAC has not made the payment referred to in Article 9.2 above to NEXVET within [***] of the issuance of the invoice corresponding to the Amount then NEXVET may terminate the applicable Specific Distribution Agreement on notice to VIRBAC without any obligation to pay compensation of any kind. In such case, NEXVET shall issue a credit note corresponding to the Amount or cancel the applicable invoice. Upon such termination, VIRBAC’s rights to distribute the Product or use any of the Trademarks shall terminate, and NEXVET shall then have the right to distribute the relevant Product in the Territory itself or through a third party, and shall have the right to use the Trademarks in relation to the relevant Product. If VIRBAC does make the payment referred to in Article 9.2 then the applicable Specific Distribution Agreement shall continue subject to its terms and, for the avoidance of doubt, VIRBAC’s obligation to achieve the Minimum Annual Net Sales Obligations shall continue.

9.4.	VIRBAC shall be relieved of its obligation to achieve the Minimum Annual Net Sales Obligations in the full applicable calendar year and the following years in case of:

(a)	Co-distribution of the Product in the Territory in accordance with NEXVET’s right in Article 3 (Exclusivity).

9.5.	Subject to Article 9.6 below:

(1)	VIRBAC shall be relieved of its obligation to achieve the Minimum Annual Net Sales Obligations in the full applicable calendar year to the extent that its failure to achieve the applicable Minimum Annual Net Sales Obligations is caused by one or more of the causes described below:

(a)	NEXVET’s material breach of this Agreement or of the applicable Specific Distribution Agreement, where such material breach directly and materially affects VIRBAC’s ability to achieve the applicable Minimum Annual Net Sales Obligations and where such material breach is not remedied by NEXVET within [***] of receipt of a notification from VIRBAC requiring the remedy of such material breach; or

(b)	no delivery of the Products by NEXVET for more than [***] (“No Delivery Period”); or

(c)	material modification of the Marketing Authorization for quality, safety or pharmacovigilance issues where such modification is not able to be rectified and such modification negatively impacts the Target Product Profile in an Important Country and in a way that materially limits VIRBAC’s ability to achieve the Minimum Annual Net Sales Obligations.

For the purposes of Article 9.5(1)(b), where the No Delivery Period is spread across [***] then VIRBAC shall have the right to elect which calendar year’s Minimum

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Annual Net Sales Obligation it shall be relieved of. VIRBAC shall only be able to elect to obtain relief for [***] Minimum Annual Net Sales Obligations and it shall be required to achieve the Minimum Annual Net Sales in [***]. For the sake of clarity and by way of a worked example:

[***]

(2)	VIRBAC shall be relieved of its obligation to achieve the Minimum Annual Net Sales Obligations in the applicable [***], on a pro-rata basis, to the extent that its failure to achieve the applicable Minimum Annual Net Sales Obligations is caused by one or more of the causes described below:

(a)	an event of Force Majeure which materially limits its ability to achieve the Minimum Annual Net Sales Obligations; or

(b)	no delivery of the Products for [***] or less or late delivery of the Products by NEXVET by at least [***] on [***] consecutive orders, with such late deliveries materially limiting VIRBAC’s ability to achieve the Minimum Annual Net Sales Obligations; or

(c)	material modification of the Marketing Authorization for quality, safety or pharmacovigilance issues where such modification negatively impacts the Target Product Profile in an Important Country and in a way that materially limits VIRBAC’s ability to achieve the Minimum Annual Net Sales Obligations (provided that such modification is rectified within a period of [***] of the modification);

PROVIDED THAT for Articles 9.5 (2)(a), (2)(b) and 2(c) only, once the issue which has led to VIRBAC obtaining relief from its obligation to achieve the Minimum Annual Net Sales Obligations has been resolved VIRBAC shall again be obligated to achieve the Minimum Annual Net Sales Obligations. In such a case the Minimum Annual Net Sales Obligations will be recalculated by NEXVET and agreed by the JSC on a pro-rata basis to take into account the period during which VIRBAC was relieved of its obligation to achieve the Minimum Annual Net Sales Obligations. This recalculation may take in account [***] Minimum Annual Net Sales Obligations if the events referred to in Articles 9.5 (2)(a), (2)(b) and 2(c) continue across [***].

9.6.	VIRBAC shall only be able to avail of the relief set out in Article 9.5 if it is in full compliance with its corresponding obligations directly linked to the Minimum Annual Net Sales Obligations in this Agreement.

9.7.	The Parties shall discuss the reassessment of the Minimum Annual Net Sales Obligations in case of:

(a)	the arrival of a Competing Product and/or any new breakthrough product with a different technology for the same indication, or

(b)	VIRBAC being prohibited from selling a Product in any Important Country due to:

(i)	an inability to obtain, or a loss of, a Marketing Authorization in any Important Country, notwithstanding reasonable efforts by NEXVET to obtain or maintain such Marketing Authorization and through no fault of either Party; or

(ii)	a third party having intellectual property rights that would be infringed by the exploitation of the Product in the Important Country (as determined through the conduct of a FTO Analysis) and where NEXVET has not been able to either obtain a licence to such third party rights or to manufacture, package or prepare to sell the Product in a way that does not infringe such third party rights, notwithstanding reasonable efforts to do so; or

(c)	a material improvement in the applicable Target Product Profile. If the Target Product Profile is so improved the Parties shall discuss increasing the applicable Minimum Annual Net Sales Obligations.

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10.	DEVELOPMENT PLANS

10.1.	Each Specific Distribution Agreement shall include a Development Plan. Each Development Plan shall include separate components describing NEXVET’s proposed development and regulatory activities with the goal of obtaining Marketing Authorizations according to the Target Product Profile agreed between the Parties, in the Territory. The Development Plan shall be in the form of the Development Plan template set out in Annex 3.

10.2.	Each component of a Development Plan shall also include the proposed timeline for the activities described thereunder.

10.3.	The Development Plan shall become effective once approved by the JSC and material changes may only be amended thereafter by the JSC.

11.	JOINT STEERING COMMITTEE

11.1.	Establishment

Promptly after the signature of the Agreement, VIRBAC and NEXVET shall establish a joint steering committee (the “JSC”) to oversee the development, registration, manufacture, technical support, marketing and sales of the Products in the Field.

11.2.	Responsibilities

The JSC shall be responsible for:

(i)	establishing (either by itself or through project teams), reviewing, sharing all Development Plans for the Territory and approving all Development Plans for the Territory,

(ii)	reviewing and monitoring activities under the Development Plans and the progress thereof in the Territory,

(iii)	managing the integration and coordination of the development and the manufacturing of the Products in the Territory,

(iv)	the choice of the Trademarks,

(v)	facilitating access to and ensuring the exchange of information between the Parties related to the Products in the Field in the Territory,

(vi)	ensuring that the development of the Products in the Field for the Territory proceed in a coordinated and expeditious manner,

(vii)	sharing and reviewing marketing and sales plans for the Territory,

(viii)	discussing and agreeing on the technical support and any additional studies (for instance clinical studies) related to such technical support. It is agreed between the Parties that NEXVET shall not unreasonably withhold its agreement to conduct these post-approval studies if such studies are necessary to market and support the Products in the Territory. The Parties shall discuss the sharing of the costs of any such studies,

(ix)	discussing and agreeing on the publication plans in relation to any Products and the participation to conferences and conventions for the Territory,

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(x)	discussing and agreeing on the life cycle development of the Products (for example new indications, new formulations),

(xi)	seeking to resolving disputes between the Parties in accordance with the dispute resolution procedure set in Article 39 “Dispute Resolution Procedure”; and

(xii)	defining and agreeing the scope and object of the Freedom to Operate Analysis for each Product and ongoing review of the same.

11.3.	Membership

The JSC shall be comprised of an equal number of representatives from each of NEXVET and VIRBAC. The exact number of such representatives shall be 3 (three) for each of VIRBAC and NEXVET, or such other number as the Parties may agree. The JSC shall allow attendance of ad hoc members from both parties according to the topics to be addressed during the meetings.

11.4.	Decision Making

The decisions of the JSC shall be made by unanimous decision of the representatives (for sake of clarity ad hoc members do not participate to the vote). If the JSC fails to reach unanimous consent on a particular matter within [***] after the JSC meeting, either Party may refer such matter to the Chief Executive Officers of each of the Parties for resolution.

Where agreement is not reached, VIRBAC’s Board will have the final say on (i) marketing (excluding decisions related to the Trademarks for which final say shall rest with NEXVET’s CEO), (ii) decisions as to whether or not to launch the Product(s) in a particular country within the Territory where VIRBAC reasonably determines, taking into account the FTO Analysis, that there is a reasonable risk that such launch will infringe a third party’s Intellectual Property Rights (“Third Party Rights Risk”), and (iii) pricing decisions in the Territory. NEXVET CEO will have the final say on Product development, registration and manufacturing decisions.

To the extent that VIRBAC decides not to launch a Product(s) in a particular country within the Territory within [***] after the issuance of the Marketing Authorization by the applicable national authority due to a Third Party Rights Risk VIRBAC shall inform NEXVET of such in writing, the Parties shall meet within [***] of the date of such notice to determine whether the launch is to be delayed for a reasonable period of time (and if so the length of that delay) or shall not take place at all. If VIRBAC decides not to launch the Product(s) at all due to the Third Party Rights Risk or still will not launch the Product(s) after the agreed delay period due to the Third Party Rights Risk, either Party shall have the right to partially terminate the applicable Specific Distribution Agreement on [***] notice in relation to the applicable country and upon such partial termination all of VIRBAC’s rights in respect of the applicable Product in the applicable country shall cease and NEXVET shall be free to market and distribute the Product(s) in that country either itself or through a third party as it determines in its absolute discretion. In such case, NEXVET shall market and distribute the Product in the applicable country under a different trade dress to the Trade Dress that is used for the Product by VIRBAC. NEXVET will however be free to use the Trademarks in relation to the Product in the applicable country. In addition, the Minimum Annual Net Sales Obligations will be recalculated by the Parties and agreed by the JSC to take into account the loss of the applicable country.

Each Party will bear its own costs in relation to the JSC. The JSC should meet four times a year with at least two meetings face-to-face per annum.

11.5.	NEXVET information sharing through the JSC

Through the JSC, NEXVET shall keep VIRBAC informed of the following:

(i)	Development Plans and their progress outside the Territory,

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(ii)	The process of the integration and coordination of the development and the manufacturing of Products outside the Territory,

(iii)	Information relating to the same or similar Products outside the Territory,

(iv)	The progress of marketing and sales plans for the Products outside the Territory,

(v)	Information on publication plans, conferences and conventions outside the Territory in relation to the Products.

(vi)	The progress made in connection with Trademark protection in the Territory and the risks encountered which can prevent the use of the Trademarks in the Territory by VIRBAC.

Unless indicated otherwise by NEXVET, all such information shall be Confidential Information of NEXVET and Article 25 shall apply to such information.

11.6.	Through the JSC, VIRBAC shall keep NEXVET informed of the following:

(i)	Marketing, launch and annual budget plans for the Product in the Territory,

(ii)	Market information on similar technology and/or products to any Products in the Territory in so far as VIRBAC is aware of such,

(iii)	Information on inventory holdings by VIRBAC and its distributors for the Product to the extent this information is available,

(iv)	Pharmacovigilance issues for the Product(s);

(v)	Potential new products and target product profiles that would enhance the collaboration between the Parties.

12.	MARKETING AUTHORIZATION

12.1.	NEXVET shall be responsible, at its own expenses, for obtaining and maintaining in its own name the Marketing Authorization and any other governmental or certifying body permits, authorizations and certifications necessary. NEXVET shall be the holder of the Marketing Authorization in the Territory unless agreed otherwise pursuant to each Specific Distribution Agreement.

12.2.	VIRBAC shall provide reasonable cooperation with NEXVET in obtaining and maintaining the Marketing Authorization in the Territory. All these documents shall be provided in English language. VIRBAC will not invoice NEXVET for any internal costs for this cooperation.

12.3.	Where additional studies are required for the purpose of obtaining the Marketing Authorization, the cost of said additional studies shall be borne by NEXVET.

13.	MANUFACTURING AND BATCH RELEASE

13.1.	Manufacturing

NEXVET shall procure that the Products are manufactured by the Product Manufacturer. Nevertheless, the Products shall be manufactured under NEXVET’s responsibility and liability even when the Manufacturer is not NEXVET. NEXVET shall remain responsible to VIRBAC for the acts of the Manufacturer even though the Manufacturer is a third party.

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NEXVET warrants to VIRBAC that:

(1)	the Manufacturing Site shall comply with the Product Authorization, GMP or equivalent manufacturing standards and with all applicable laws and, in particular, the Manufacturer shall avoid any contamination with other products and/or active ingredients manufactured by the Manufacturer; and.

(2)	the Manufacturer has and shall have full capacity and authority to fulfil the obligations established under the Agreement and, shall have all necessary licenses, permits and consents to manufacture the Product for sale of the Products in any country of the Territory.

NEXVET shall inform the JSC if it proposes to change the Product Manufacturing Site and/or the Product Manufacturer. NEXVET shall provide the JSC with at least [***] written notice of any such changes.

13.2.	Batch release

NEXVET acts as the manufacturer and the batch releaser of the Products. Quality control proceedings shall be performed in compliance with the Marketing Authorization and all applicable laws.

NEXVET shall send to VIRBAC the following documents with every batch of Product: certificate of analysis and the batch release documentation, at the following address:

VIRBAC

[***]

Both Parties shall ensure or procure that when they are in possession of a batch of Products that such Products are stored in compliance with relevant government requirements and that they shall at all times handle the Products in compliance with the Marketing Authorization.

NEXVET shall ensure that it will keep all the batch documentation of the Products after date of delivery of the Products to VIRBAC in accordance with any applicable regulatory requirements and/or applicable laws.

14.	SUPPLY AND DELIVERY

14.1.	NEXVET warrants that the Products shall meet the applicable Product Specification as set in the Specific Distribution Agreement.

14.2.	All Products shall be delivered subject to and in accordance with the terms of this Agreement and the applicable Specific Distribution Agreement to the exclusion of any other terms either Party may seek to impose on or around the time of delivery. The Specific Distribution Agreements will include delivery details which apply to the applicable Products (such as timeline, minimum order quantity, consequences of late delivery etc.), PROVIDED THAT NEXVET shall set the minimum order quantities for each Product(s).

14.3.	The Products shall be delivered to VIRBAC with at least [***] of their approved shelf live remaining and in any event with at the minimum [***] of their approved shelf live remaining unless otherwise agreed by the Parties in each Specific Distribution Agreement.

14.4.	NEXVET shall promptly inform VIRBAC in the event NEXVET cannot, for whatsoever reason, deliver the Product within the agreed delivery date. Time of delivery shall not be of the essence.

14.5.	VIRBAC storage of the Products: VIRBAC must store the Products in a proper manner in conditions which adequately protect and preserve the Products without any charge to NEXVET and not tamper with any identification upon the Products or their packaging. In particular, VIRBAC shall ensure that it stores and maintains the Products in accordance with the applicable specifications and the Marketing Authorization.

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14.6.	The penalty in case of late delivery of the Product shall be defined in each Specific Distribution Agreement.

14.7.	Retention of Title:

(a)	Risk in respect of the Products supplied to VIRBAC shall pass to VIRBAC on delivery.

(b)	Title to and property in the Products supplied under a Specific Distribution Agreement shall remain vested in NEXVET (even though they have been delivered and risk has passed to VIRBAC) until: the price of the Products has been paid, discharged or satisfied in full whether or not due for payment.

(c)	VIRBAC acknowledges that it is in possession of the Products solely as bailee for NEXVET until such time as title in the Products passes to VIRBAC.

(d)	Until title to and property in the Products pass to VIRBAC, NEXVET may at any time without prior notice to VIRBAC require VIRBAC to deliver the Products up to NEXVET and NEXVET may repossess and resell the Products if any of the events specified in Article 26.5 as giving rise to a right for NEXVET to terminate this Agreement occurs, or if any sum due to VIRBAC from NEXVET under this Agreement or on any other account or under any other contract is not paid when due;

(e)	NEXVET’s rights and remedies set out in this Article 14.7 represent the sole and exclusive remedy of NEXVET and the entire liability and obligation of VIRBAC with respect to this article.

15.	DEFECTS

15.1.	Provided the Products present a visible defect, VIRBAC shall inform NEXVET and NEXVET shall, without prejudice of any other indemnities set out in the Agreement, at its own expenses and immediately, take back the defective Products and refund VIRBAC the amounts already paid or to replace the defective Products with other Products immediately.

15.2.	In the event that Products contain a latent defect, VIRBAC shall notify the existence of such latent defect within [***] of said discovery. If NEXVET disagrees or disputes the written notification from VIRBAC, the Parties shall submit samples of the rejected Products to a mutually acceptable independent laboratory for analysis, whose analysis results on the matter shall be final and binding. The Party found to be in error shall bear the cost of such analysis.

15.3.	In the event such laboratory shows that the relevant batch does not meet the agreed quality, VIRBAC may reject such batch which NEXVET shall replace with Products to be delivered free of charge and as soon as reasonably applicable or if the Products are already on the market, NEXVET shall replace the Products free of charge, without prejudice of any other indemnities set out in the Agreement.

15.4.	NEXVET shall not be liable for Products’ failure to comply with the applicable specification in any of the following events:

(a)	the defect has arisen because VIRBAC has failed to comply with Article 14.5, or more generally has failed to follow NEXVET’s instructions as to the storage, commissioning, installation, use and maintenance of the Products or (if there are none) good trade practice regarding the same;

(b)	VIRBAC alters such Products without the written consent of NEXVET;

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(c)	the defect arises as a result of fair wear and tear, wilful damage, negligence, or abnormal storage or working conditions; or

(d)	the Products differ from the applicable specification as a result of changes made to ensure they comply with applicable statutory or regulatory requirements.

16.	RECALL OF THE PRODUCT

16.1.	VIRBAC shall maintain an efficient distribution system within the Territory and shall establish and maintain a batch tracing and recall system which will enable it to identify, with minimum delay, customers within the Territory who will have been supplied with any particular batch of the Products and to recall such Products. VIRBAC shall provide all reasonable assistance requested by NEXVET in relation to a recall of the Products or a field alert.

16.2.	In the event that the Authorities require a recall of the Product or if NEXVET believes that a recall of the Products may be necessary or appropriate, NEXVET shall immediately notify VIRBAC. In the latter case (if NEXVET believes a recall is necessary), the two parties shall discuss whether a recall is necessary but NEXVET, as the MAH, with exception of local regulatory requirements, is responsible for the final decision of any recalls or field alert activities and for corresponding communication with health authorities.

16.3.	VIRBAC shall use its reasonable endeavours to perform and coordinate recalls or field alert activities as required by NEXVET according to Article 16.2 from time to time.

16.4.	NEXVET shall provide any information reasonably required by VIRBAC relating to recall or field alert activities within [***] of the request, if such information is readily available at NEXVET.

17.	ROLLING FORECAST AND ORDERS

17.1	Rolling forecast

VIRBAC will at least [***] before the end of December of each calendar year notify NEXVET in writing of the estimated rolling forecast for the Products for the following calendar year. Such forecasts are non-binding and will be updated as necessary on a Quarterly basis.

VIRBAC shall use its reasonable endeavours to hold stock(s) of the Products sufficient to meet the total demand of the market in the Territory.

17.2	Orders

VIRBAC will place firm purchase orders for the Products by email or fax giving not less than [***] notice prior to the required date of delivery to enable NEXVET to arrange its schedule for production.

In the event that VIRBAC places orders for quantities in excess of its estimated requirements and/or for delivery within a shorter period than [***], NEXVET will use its reasonable endeavours to comply with such request.

All orders will be deemed accepted and binding [***] from receipt of the orders by NEXVET. If orders are not accepted, NEXVET shall indicate in writing the reasons of refusal and, if applicable, the date of the possible delivery of the Products.

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18.	PHARMACOVIGILANCE

18.1	Subject to the provisions of Article 8:

(a)	The Parties shall be responsible for the compliance with the pharmacovigilance obligations as defined under local rules in the Territory, and shall comply with a Pharmacovigilance Data Exchange Agreement to be entered into between the Parties in each Specific Distribution Agreement, in a form substantially the same as set out in Annex 8 of this Agreement. By way of assisting and advising NEXVET on the distribution of the Product in the Territory, VIRBAC shall take all reasonable steps to inform NEXVET of any local rules within the Territory that may be applicable with respect to the Product and with which NEXVET may have to comply.

(b)	VIRBAC shall be responsible for the local management of complaints and shall transfer any data within [***] of receipt of the first information to NEXVET for serious cases. For the other non-serious cases, VIRBAC shall transfer any data within [***] of receipt of the first information to NEXVET.

NEXVET as the Marketing Authorization Holder shall be responsible for preparing and submitting the reports (expedited and periodic) to the concerned agencies.

(c)	Each Party shall provide, within a reasonable deadline or the legal deadline, any information requested by the other Party in order to comply with the local pharmacovigilance obligations in the Territory.

(d)	All relevant information relating to pharmacovigilance must be shared between NEXVET and VIRBAC in order to allow the parties to assume their obligations and responsibilities.

(e)	NEXVET being the MAH will be responsible for the communication on pharmacovigilance with the authorities.

19.	FINANCIAL TERMS

19.1	Milestone payment

In recognition and consideration of the research and development work conducted by NEXVET, VIRBAC shall pay to NEXVET a milestone payment or payments for each Product (“Milestone Payment”).

The trigger event(s) and the amount of the Milestone Payment shall be defined in each Specific Distribution Agreement for each Product and shall be paid by VIRBAC to NEXVET within [***] of the date of the trigger event(s). For the sake of clarity, a Milestone Payment is paid only once for each trigger event for that Product, unless specified otherwise.

If a Specific Distribution Agreement is terminated before a trigger event(s) occurs then no Milestone Payment will be due for the applicable Product.

19.2	NEXVET Fees

19.2.1	The NEXVET Fees will be defined in each Specific Distribution Agreement for each Product.

The NEXVET Fees shall be determined based on the share of the Commercial Margin between NEXVET and VIRBAC.

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The Parties acknowledge and agree that:

(i)	the payment of the NEXVET Fees shall incorporate the deferred payment of the Manufacturing Margin for the Product; and

(ii)	the Manufacturing Margin shall not exceed NEXVET’s share of the Commercial Margin.

19.2.2	NEXVET shall invoice the Products at the Purchase Price as follows:

•	an invoice for the Manufacturing Margin whereby the payment of the invoice shall be deferred and included in the Quarterly NEXVET Fee calculation;

•	an invoice for the Cost of Goods that shall be raised on delivery of the Products.

19.2.3	The NEXVET Fees shall be invoiced on a Quarterly basis as follows:

(i)	the Manufacturing Margin; and

(ii)	the remaining balance of NEXVET’s share of the Commercial Margin.

The NEXVET Fees shall be estimated on a Quarterly basis by VIRBAC based on VIRBAC’s sales, and such estimation shall be provided to NEXVET within [***] from the end of the Quarter. NEXVET shall issue an invoice based on this estimation to VIRBAC.

19.2.3	At the end of each calendar year, and in any event by the end of January each year, VIRBAC shall calculate and communicate to NEXVET the exact NEXVET Fees to be paid to NEXVET for the preceding year less amounts already paid by VIRBAC for the 3 (three) first Quarters of the relevant year. NEXVET shall issue the corresponding invoice on receipt of the required information from VIRBAC.

19.2.4	For sake of clarity, a financial example is set out in Annex 9.

19.3	Purchase Price of the Products

The Purchase Price of the Products shall be Ex-Works Product Manufacturer (Incoterms 2010), unless otherwise mentioned in the Specific Distribution Agreement.

The Purchase Price of each Product shall be disclosed and agreed between the Parties through the JSC and shall be stated in each Specific Distribution Agreement.

During the term of the Agreement, NEXVET shall use its reasonable endeavours to reduce its costs in line with any specified requirements in the Specific Distribution Agreement.

19.4	Cost of Selling

VIRBAC shall use the Cost of Selling as defined in Section 1 «Definitions » of the Agreement for the calculation of the Commercial Margin.

19.5	Payments

Unless otherwise agreed in this Agreement, all the invoices shall be paid by VIRBAC to NEXVET within [***] from the date of the invoice.

The invoices and payment shall be made to NEXVET in Euros by wire transfer to the bank account specified in any invoice.

The functional currency in the VIRBAC’s group’s foreign subsidiaries is the current local currency. The financial income statements of foreign companies for which the functional currency is not the Euro are converted using the published Banque de France foreign exchange reference monthly average rate. Payments to Nexvet will be calculated on this basis. For the purpose of calculations, the Net Sales will be converted from Euro to USD using the Banque de France’s published foreign exchange reference monthly average rate for the period and compared to the USD Minimum Annual Net Sales Obligations amounts disclosed in the Specific Distribution Agreement.

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20.	RIGHT OF FIRST REFUSAL FOR REGISTRATION DOSSIER

20.1.	If NEXVET receives a bona fide proposal from a third party for the assignment of the Registration Dossier for any of the Products, NEXVET shall notify VIRBAC of the receipt of a third party proposal for the assignment of the Registration Dossier, but not the details.

20.2.	VIRBAC will have a [***] period from the receipt of the notification from NEXVET to make an offer to purchase the Registration Dossier. At the end of that period, NEXVET shall consider all offers and be free to assign the Registration Dossier to whichever entity (being the third party or VIRBAC) to whom NEXVET, in its sole discretion, determines.

21.	THIRD PARTY INTELLECTUAL PROPERTY RIGHTS INDEMNITY

21.1	NEXVET shall hold harmless and fully indemnify VIRBAC, and shall compensate and reimburse VIRBAC, against any damages, expenses and costs awards suffered and/or incurred by VIRBAC in connection with any third party’s claim that its Intellectual Property Rights have been infringed arising out of VIRBAC’s use of the Trademarks in accordance with this Agreement and resulting from the making, offering, putting on the market, marketing, importing, stocking, manufacturing, the distribution of the Products in the Territory in accordance with this Agreement.

21.2	VIRBAC shall hold harmless and fully indemnify NEXVET, and shall compensate and reimburse NEXVET, against any damages and costs awards suffered and/or incurred by NEXVET in connection with any third party claim of infringement of that third party’s Intellectual Property Rights arising out of the use of the VIRBAC Trademarks, the Trade Dress and any marketing material used by or on behalf of VIRBAC in relation to the sale, marketing or distribution of the Products, PROVIDED THAT the indemnity shall apply only to such damages and costs arising from any such infringement which relates to the VIRBAC Trademarks, the Trade Dress or VIRBAC’s marketing material.

21.3	The party that is seeking to be indemnified under either Article 21.1 or Article 21.2 (each an “Indemnified Party”) agrees to promptly notify the other party (the “Indemnifying Party”) in writing of any claim or allegation by a third party, and to:

21.2.1	make no admission without the Indemnifying Party’s prior written consent (such consent not to be unreasonably withheld);

21.1.2	allow the Indemnifying Party to have sole conduct and control of the defence of any such claim or any related settlement negotiations; and

21.2.3	give the Indemnifying Party all reasonable assistance (at the Indemnifying Party’s cost) with such defence or any related settlement negotiations.

21.4	If any claim is made pursuant to Article 21.1 above, or if, in the reasonable opinion of NEXVET, such as claim is likely to be made, NEXVET shall promptly and at its own expense either:

21.4.1	procure such rights as are necessary to enable VIRBAC to continue distributing the Products. In such case, these expenses (such as royalties) should not be taken out of the Commercial Margin that will be shared between VIRBAC and NEXVET and should be borne exclusively by NEXVET; or

21.4.2	modify or replace the infringing part of the Products (without curtailing in any material aspect the Products) so as to avoid the infringement or alleged infringement.

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21.5	The foregoing indemnity in Article 21.1 will not apply to any claim that is based upon or arising from (i) any misuse of the Products by VIRBAC without the consent of NEXVET, (ii) any alternation of the Products by VIRBAC, or (iii) VIRBAC’s continued use of the Products subsequent to receipt of notice of any claimed infringement.

21.6	Subject to the additional remedy available to VIRBAC under Article 22.1(d) below, this Article 21 represents the sole and exclusive remedy of either Party (as applicable) and the entire liability and obligation of the other Party (as applicable) with respect to infringement or claims of infringement or misappropriation of any third party’s Intellectual Property Rights.

21A.	INFRINGEMENT OF NEXVET TECHNOLOGY OR TRADEMARKS BY A THIRD PARTY

21A.1	Each Party shall promptly give notice in writing to the other if it becomes aware of any infringement or suspected infringement of the Trademarks, the NEXVET Technology or any other Intellectual Property Rights relating to the Products within the Territory.

21A.2	NEXVET has the first right, but not the obligation, at NEXVET’s cost and in its sole discretion, to take action in relation to any unauthorised use of any of the NEXVET Technology or the Trademarks. NEXVET will have absolute control over any litigation involving or affecting the NEXVET Technology or the Trademarks. VIRBAC acknowledges and agrees that NEXVET will retain any and all damages or awards arising from any proceedings undertaken pursuant to this Article 21A.2. VIRBAC must provide NEXVET with all reasonable assistance in connection with any action taken by NEXVET under this Article 21A.2 and NEXVET must indemnify VIRBAC from and against all expenses, losses, damaged and costs whatsoever arising directly or indirectly as a result of any action taken under this Article 21A.2.

21A.3	If NEXVET does not take action under Article 21A.2 within [***] of being notified of a claim in accordance with Article 21A.1, VIRBAC may, with the prior written consent of NEXVET, take action at VIRBAC’s cost, provided that:

(a)	VIRBAC must consult with, and have due regard to the interests of NEXVET;

(b)	NEXVET will have the option at any time to direct VIRBAC in relation to the action or to assume control of the action from VIRBAC; and

(c)	VIRBAC must not settle or compromise any action without the prior written consent of NEXVET.

VIRBAC will retain any and all damages or awards arising from any proceedings taken under this Article 21A.3. NEXVET will provide VIRBAC with all reasonable assistance in connection with any action taken by VIRBAC under this Article (including being joined to proceedings or allowing proceedings to be instituted in NEXVET’s name if required). VIRBAC must indemnify NEXVET from and against all expenses, losses, damaged and costs whatsoever arising directly or indirectly as a result of any action taken under this Article 21A.3.

22.	TRADEMARKS AND PACKAGING

22.1.	Trademark licence

(a)	The Products shall be distributed by VIRBAC in the Territory under the Trademarks in accordance with and subject to this Agreement.

(b)

NEXVET grants to VIRBAC an exclusive, revocable, non-transferable licence in the Territory, to use the applicable Trademarks in the promotion, advertisement and sale of the Products only, subject to, and for the duration of, the applicable Specific

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Distribution Agreement. VIRBAC acknowledges and agrees that all rights in the Trademarks shall remain in NEXVET, and that VIRBAC has and will acquire no right in them by virtue of the discharge of its obligations under this Agreement or the applicable Specific Distribution Agreement, except for the right to use the Trademarks as expressly provided in the Specific Distribution Agreement. Any goodwill in any of the Trademarks that is generated by or on behalf of VIRBAC during the term of this Agreement or any Specific Distribution Agreement enures for the benefit of NEXVET.

(c)	NEXVET is responsible, at its own costs, in the Territory, to obtain the registration of the Trademarks, to maintain and to police the registered Trademarks. The cost of the Trademark licence is included in the global amount paid by VIRBAC within the framework of this Agreement and VIRBAC shall not pay additional fees for the licence granted by NEXVET to sell the Products under its Trademarks.

(d)	NEXVET agrees to reimburse VIRBAC for any direct costs incurred by VIRBAC for the destruction of packaging and re-working of artwork in the event of a final and binding decision that any of the Trademarks infringe the rights of a third party in the Territory.

(e)	To the extent that any Trademark is no longer able to be used by VIRBAC due to a final and binding decision that the Trademark infringes the rights of a third party in the Territory, NEXVET will use its reasonable endeavours to provide a replacement Trademark for the Products, in which case all the provisions of this Agreement with respect to the Trademarks will be applied to this new Trademark.

22.2.	All representations of the Trademarks that VIRBAC intends to use shall be submitted to NEXVET for written approval before use and shall not be used unless such approval is provided by NEXVET in writing within [***] which approval shall not be unreasonably withheld.

22.3.	VIRBAC shall comply with all rules for the use of the Trademarks issued by NEXVET (including those set out in any branding manual issued by NEXVET) and shall not, without the prior written consent of NEXVET, alter or make any addition to the labelling or packaging of the Products displaying the Trademarks. VIRBAC shall not alter, deface or remove any reference to the Trademarks, any reference to NEXVET or any other name displayed on the Products or their packaging or labelling.

22.4.	VIRBAC shall not do, or omit to do, anything in its use of the Trademarks that could adversely affect their validity or reputation.

22.5.	VIRBAC shall immediately on request enter into any further agreements with NEXVET, in a form satisfactory to NEXVET, necessary for the recording, registration or safeguarding of NEXVET’s Trademark rights for the marketing of the Products under the Trademarks.

22.6.	VIRBAC shall not use the Trademarks as part of the name under which VIRBAC conducts its business, or any connected business, or under which it sells or services any products (except the Products), or in any other way, except as expressly permitted hereunder.

22.7.	VIRBAC shall not sub-license, assign, transfer, charge, or otherwise encumber the right to use, reference, or designate the Trademarks to any other party, except as otherwise expressly permitted under this Agreement or a Specific Distribution Agreement.

22.8.	Upon termination of this Agreement or the applicable Specific Distribution Agreement for any reason, VIRBAC will immediately stop using all or any part of the Trademarks, except where permitted to sell remaining stock pursuant to Article 27.

22.9.	Trade Dress: NEXVET shall deliver the Products with their primary and secondary packaging in compliance with the Marketing Authorization and in accordance with

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VIRBAC’s graphic arts and packaging Trade Dress directions; provided that graphic arts and packaging Trade Dress meet NEXVET´s instructions over the format, blisters, sizes. In no event shall NEXVET be authorized to make any changes in VIRBAC’s graphic arts and packaging Trade Dress.

22.10	NEXVET alone is responsible for the registration, maintenance and protection of any of the Trademarks, marks or designs that relate to the Products, except for any of the VIRBAC Trademarks or the Trade Dress, in which case, VIRBAC is responsible for the registration, maintenance and protection of any Intellectual Property Rights in the VIRBAC Trademarks or the Trade Dress.

22.11	Ownership of Trademarks and VIRBAC Trademarks and Trade Dress

(a)	NEXVET hereby acknowledges VIRBAC’s ownership of the VIRBAC Trademarks and Trade Dress, whether or not registered, and shall not acquire any rights in respect thereof. NEXVET shall not register or file in its own name or in the name of any other person or company any signs such as trademarks, company names or domain names, consisting of or containing the VIRBAC Trademarks or the name VIRBAC. NEXVET shall not register, use or file any signs being confusingly similar to or containing the VIRBAC Trademarks or the name VIRBAC.

(b)	NEXVET undertakes not to infringe, directly or indirectly, or help the infringement of any of the VIRBAC Trademarks and/or Trade Dress. This obligation shall apply within and outside the Territory and shall survive the expiration or termination of this Agreement for any reason whatsoever.

(c)	VIRBAC hereby acknowledges NEXVET’s ownership of the Trademarks, whether or not registered, and shall not acquire any rights in respect thereof except for the licensed rights under any Specific Distribution Agreement. VIRBAC shall not register or file in its own name or in the name of any other person or company any signs such as trademarks, company names or domain names, consisting of or containing the Trademarks or the name NEXVET. VIRBAC shall not register, use or file any signs being confusingly similar to or containing the Trademarks or the name NEXVET.

(d)	VIRBAC undertakes not to infringe, directly or indirectly, or help the infringement of any Trademarks. This obligation shall apply within and outside the Territory and shall survive the expiration or termination of this Agreement for any reason whatsoever.

23.	AUDITS

23.1.	Subject to Article 25, each Party or, at Parties election, its professional advisers or auditors has the right to audit the other Party at its own expenses in order to verify the compliance with the terms of the Agreement including any financial aspects (such as Cost of Goods). In addition and subject to obtaining the consent of the Manufacturer, VIRBAC has the right to inspect the Manufacturer Site(s).

23.2.	Each Party shall provide at least [***] notice prior to the audit.

23.3.	During an audit, each Party undertakes to cooperate closely and particularly to provide the other Party or its nominated auditors with all requested elements linked with the audit scope.

23.4.	In case of assignment of the Agreement to a competitor of VIRBAC, such assignee will not be authorized to audit VIRBAC directly. In such case, the assignee and VIRBAC shall appoint an independent audit firm and such audit firm will be bound by an agreement for the conduct of the audit with VIRBAC and the assignee

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24.	LIABILITY – INSURANCE

24.1	Each Party will maintain insurance coverage in accordance with the present article at all times commencing on the coming into force of this Agreement and continuing during the term of the Agreement. Each Party shall take out all insurance policies with a reputable insurance company, registered in a country member of the European Union, in accordance with their contractual obligations allowing each Party to fully defend their rights. Each of the general liability insurance and the Products liability insurance coverage obtained by each of the Parties shall be not less than [***] per event or series of connected events and per year and either Party shall produce a brokers letter as evidence of its compliance with this obligation on the request of the other Party from time to time.

24.2	Limitation of Liability

(i)	Subject to Articles 24.2 (ii) and (iii), the total aggregate liability of each Party in respect of any loss or damage (material and/or immaterial) suffered by the other Party and arising out of or in connection with this Agreement, regardless of the form of action whether in contract, tort (including negligence or breach of statutory duty), indemnity, misrepresentation or otherwise in connection with this Agreement shall not exceed:

(a)	[***] for Specific Distribution Agreement for NV-01;

(b)	[***] per Specific Distribution Agreement for the other Products;

and in any event,

(c)	[***] in aggregate for this Agreement and all Specific Distribution Agreements.

(ii)	Subject to Article 24.2(iii), neither Party shall be liable to the other Party, in contract, tort (including negligence) or for breach of statutory duty or in any other way for: (a) any loss of goodwill or reputation; or (b) any special or indirect or consequential losses; in any case, whether or not such losses were within the contemplation of any Party at the date of this Agreement, or were suffered or incurred by any party arising out of or in connection with this Agreement.

(iii)	Nothing in this Agreement excludes or limits:

(a)	either Party’s liability for fraud or fraudulent misrepresentation; or

(b)	either Party’s liability for any liability which cannot legally be excluded or limited; or

(c)	either Party’s liability arising under Article 21 (Third Party Intellectual Property Indemnity).

25.	CONFIDENTIALITY

25.1.	The Parties undertake that they will not, at any time whether during or following the term of this Agreement, divulge, disclose or communicate Confidential Information in any manner to any person or entity other than in compliance with this Article 25.

25.2.	The Parties shall only disclose Confidential Information to employees, agents, authorised representatives and advisors on a need to know basis and shall in any event remain liable for their employees, agents, authorised representatives and advisors who receive the Confidential Information as well as any other person involved in the execution of the relevant project. Employees shall be bound to respect the same confidentiality duties.

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25.3.	The restrictions on the use or disclosure of Confidential Information set out in this Article 25 shall not apply:

(i)	to any information which a Party can demonstrate by documentation as independently developed by a Party or lawfully received free of restriction from another source having the right to furnish such information.

(ii)	after the information has become generally known or available to the public without breach of this Agreement by a Party or its Affiliates

(iii)	to any information which at the time of disclosure to a Party was known to such Party or its Affiliates free of restriction and evidenced by documentation in such Party’ s possession

(iv)	to the extent that the other Party agrees in writing that the information is free of such restrictions.

25.4.	Provided that one of the Parties is required to produce the information pursuant to an order issued by a court or regulatory body, this Party shall, prior to such production, immediately notify the other Party of the order to the extent legally permitted.

25.5.	Nevertheless, if the regulatory body insists for the production of the information, the Parties shall give the information and shall use their reasonable endeavours to obtain protective orders preventing the further disclosure of the information beyond that mandated by the relevant court or regulatory body.

25.6.	The obligations set out in this Article 25 shall survive the termination or expiry of this Agreement.

26.	TERMINATION AND CONSEQUENCES OF TERMINATION

26.1	Should the Commercial Margin of any Product fail to exceed [***] of Net Sales on a consistent basis for [***] or the Parties agree that the Commercial Margin is likely to fall below [***] of Net Sales on a consistent basis for [***], the Parties agree to meet via the JSC to discuss the issue in order to try and find a way to ensure the Commercial Margin exceeds [***] of Net Sales.

If a solution cannot be agreed by the Parties within [***] of the first meeting of the JSC on the issue then either Party shall have the right to terminate the applicable SDA on [***] written notice period without any obligation to pay any compensation of any kind. If either Party does so terminate the Parties will work together to ensure an orderly termination and to seek to minimise the disruption on the other Party.

26.2	Each Party shall have the right to immediately terminate the Agreement in the event that the other Party is in material breach of the Agreement and fails to remedy the material breach within [***] after having received registered letter from the other Party. Termination under this clause is without prejudice to any other remedy to which it may be entitled at law, in equity, or otherwise under this Agreement.

In addition, in case of termination of the Agreement for material breach of NEXVET during the first year following the payment of the last milestone, NEXVET shall fully reimburse to VIRBAC the total amount of the milestone as defined in article “Milestones Payments” of the Agreement and in each Specific Distribution Agreement.

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26.3	VIRBAC, without any charge, shall be entitled to terminate the Agreement forthwith at any time during the term of the Agreement, with [***] prior written notice in case of:

(i)	NEXVET not obtaining the Marketing Authorization for NV-01 in Europe within [***] of the date of the Specific Distribution Agreement for NV-01; or

(ii)	studies performed by or on behalf of NEXVET according to the Development Plan resulting in a material failure to comply at minimum with the Target Product Profile for NV-01; or

(iii)	Material deviation from a Development Plan for NV-01 where the agreement of the JSC has not been obtained in advance; or

(iv)	If, in the reasonable opinion of VIRBAC after review of the FTO Analysis, the distribution of all Products using NEXVET Technology in the Important Countries is prevented as a result of a potential infringement of a third party’s Intellectual Property Rights and NEXVET is not able to either obtain promptly a licence from the third party, without any cost to VIRBAC, or change the applicable Product so that it does not infringe that third party’s Intellectual Property Rights;

26.4	VIRBAC, without any charge, shall be entitled to terminate a Specific Distribution Agreement forthwith at any time during the term of the applicable Specific Distribution Agreement, with [***] prior written notice in case of:

(i)	If, in the reasonable opinion of VIRBAC after review of the FTO Analysis, the distribution of the applicable Product in the Important Countries is prevented as a result of a potential infringement of a third party’s Intellectual Property Rights and NEXVET is not able to either obtain promptly a licence from the third party, without any cost to VIRBAC, or change the applicable Product so that it does not infringe that third party’s Intellectual Property Rights; or

(ii)	Material deviation from a Development Plan where the agreement of the JSC has not been obtained in advance.

26.5	In the following events, VIRBAC and NEXVET shall each have the right to terminate this Agreement by providing a [***] period of notice:

(i)	the other Party is unable to pay its debts within the meaning of section 214 of the Companies Act 1963 or is otherwise insolvent;

(ii)	the other Party proposes to make or makes any compromise, composition, arrangement or scheme of arrangement with or for the benefit of any of its creditors;

(iii)	the other Party passes a resolution that the Party be wound up (except for the purpose of bona-fide solvent reconstruction or amalgamation);

(iv)	a receiver, examiner or manager is appointed to, or any distress, execution or other process is levied or enforced or served out upon or against, the other Party or any part of the other Party’s assets, undertaking or revenues; or

(v)	a petition is made or proceedings are commenced in relation to any of the events described in above in this Article 26.5 or similar or analogous events or proceedings occur or are taken under the law of any other jurisdiction.

26.6.	Termination of this Agreement (in whole or in part) shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

26.7.	Termination or expiry of this Agreement (in whole or in part) shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination or expiry.

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26.8.	Subject to Article 27 (Remaining Stock), if this Agreement terminates (for any reason) or expires then all rights and licences granted in this Agreement shall automatically terminate, unless otherwise agreed in writing in advance by the Parties.

26.9.	On termination or expiry of this Agreement each of the Parties shall immediately return to the other party (or, if the other party so requests by notice in writing, destroy) all of the other party’s property in its possession at the date of termination, including all of its Confidential Information, together with all copies of such Confidential Information and shall certify that it has done so, and shall make no further use of such Confidential Information.

27.	REMAINING STOCK

Upon termination for whatsoever reason or expiration of the Agreement, all existing orders shall be honoured and, subject to the terms of Article 19 “Financial Terms” and any financial terms in any Specific Distribution Agreement continuing to apply, VIRBAC shall have the right to sell any remaining inventory of the Product for a limited term agreed between the Parties which shall in any event be at least [***].

28.	NOTICE

All written notice permitted or required by the provisions of this Agreement (unless otherwise provided) shall be deemed so delivered when actually delivered by hand, Return Receipt Requested, registered post or fax.

All notices shall be addressed as follows:

To NEXVET:

Company Secretary

Nexvet Ireland Limited

[***]

To VIRBAC:

[***]

29.	MATERIAL SAFETY DATA SHEET

NEXVET shall complete a Material Safety Data Sheet (MSDS) regarding the Products. In this regard, NEXVET commits to complete the document attached in Annex 6 of this Agreement for each Product.

30.	NOTIFICATION TO “ANTI-POISON CENTER”

To be in compliance with regulations in France regarding Products sold to companies located in France such as VIRBAC, NEXVET commits:

•	Either to describe the formula of any Product in the MSDS,

•	or, to send a document to VIRBAC confirming that NEXVET has sent directly the description of the formula of any Product to the following Anti-Poison Center:

[***]

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31.	INFORMATION

NEXVET shall, at least [***] prior to the first supply of any Products, send to VIRBAC the information required in the form attached in Annex 7 in order for VIRBAC to be able to reference any new Product.

32.	FORCE MAJEURE

32.1.	Neither Party to this Agreement shall be liable for failure or delay in the performance of its obligations where such failure or delay is due to an event of Force Majeure.

32.2.	It is agreed that such Party shall not be held responsible for any default or loss of trade or profit consequent upon such cause provided that the Party so affected shall give prompt written notice to the other Party and shall be excused of performance hereunder to an extent and for the duration of such prevention, restriction or interference.

32.3.	The Party so affected shall promptly notify the other Party when the cause or causes preventing, restricting or interfering with its performance hereunder have been removed. If a Force Majeure subsists for more than 90 (ninety) successive days, either Party may terminate this Agreement immediately by registered letter to the other Party without creating any liability for damages.

32.4.	Nevertheless, neither Party shall be relieved of an obligation to make a due to an event of Force Majeure.

33.	NO RIGHT TO SET-OFF

A Party’s obligation to make any required payments under the Agreement shall not be subject to any right of offset, set-off, deduction or counterclaim.

34.	INDEPENDENT CONTRACTOR

Each Party declares and acknowledges to be an independent contractor. Nothing herein contained in the Agreement shall be construed so as to create a partnership or joint venture; and neither Party hereto shall be liable for the debts or obligations of the other.

35.	ASSIGNMENT – SUB-LICENSE

The Agreement will be binding on the successors of either Party.

Both Parties shall have the right to assign this Agreement or any of the Specified Distribution Agreement to any of their Affiliates without prior agreement of the other Party.

36.	ENTIRE AGREEMENT

The Agreement contains all of the terms and conditions mutually agreed by the Parties hereto with reference to the subject matter hereof.

Any alteration or amendments to the Agreement must be mutually agreed upon and shall only be effective if presented in writing and signed by the authorised representatives of both Parties.

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This Agreement constitutes the entire Agreement about the Products in the Territory between the Parties and supersedes any and all prior agreement either written or oral.

Part or all of any provision of this Agreement that is illegal or unenforceable may be severed from this Agreement but the remaining provisions of this Agreement continue in force.

37.	PRESS RELEASE

The wording of any press release shall be agreed between the Parties prior any communication or publication.

38.	APPLICABLE LAW AND JURISDICTION

38.1.	The Agreement and any dispute or non-contractual obligation arising out of, or in connection with, it shall be governed by, and construed in accordance with the laws of Ireland.

38.2.	Subject to compliance with Article 39, each Party hereby submits to the exclusive jurisdiction of the courts of Ireland over any dispute or non-contractual obligation arising out of or in connection with the Agreement.

39.	DISPUTE RESOLUTION PROCEDURE

39.1.	If a dispute arises out of or in connection with this Agreement or any Specific Distribution Agreement or the performance, validity or enforceability of either, then:

(i)	either Party may call a meeting of the JSC by giving not less than [***] written notice to the other, and each Party shall procure that an authorised representative attends all such meetings;

(ii)	those attending the relevant JSC meeting shall use all reasonable endeavours to resolve the dispute. If the meeting fails to resolve the dispute within [***] of its being referred to it, either Party may refer the dispute to the Member of the Executive Board and/or the Chief Executive Officers of the Parties by notice in writing, who shall co-operate to resolve the dispute as amicably as possible within [***] of the dispute being referred to them;

(iii)	if the Member of the Executive Board and/or the Chief Executive Officers fail to resolve the dispute in the allotted time, the Parties may within that period agree in writing to enter into an alternative dispute resolution procedure with the assistance of a mediator agreed by the Parties. Any reference to mediation shall be made in accordance with the procedures of the Centre for Effective Dispute Resolution (“CEDR”). The mediation shall be conducted by a single mediator appointed by the Parties or, if the Parties are unable to agree on the identity of the mediator within [***] after the date of the request that the dispute be resolved by mediation, or if the person appointed is unable or unwilling to act, the mediator shall be appointed by CEDR on the application of either Party. The mediation shall be conducted in English at a venue to be agreed between the parties. Mediation is without prejudice to the rights of the parties in any future proceedings; and

(iv)	if the Parties reach a settlement, such settlement shall be reduced to writing and, once signed by a duly authorised representative of each of the Parties, shall be and remain binding on the Parties.

39.2.	The procedure in this Article 39 shall be binding on the Parties with regard to participation in the mediation but not as to its outcome. All negotiations connected with the dispute shall be conducted in strict confidence and without prejudice to the rights of the parties in any future legal proceedings.

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39.3.	Except for any party’s right to seek interim or interlocutory relief in the courts pursuant to Article 39.5, no party may commence other legal proceedings under the jurisdiction of the courts or any other form of arbitration until [***] after the appointment of a mediator.

39.4.	The parties shall bear their own legal costs of complying with Articles 39.1(i) 39.1(iv), but the costs and expenses of mediation shall be borne by the parties equally.

39.5.	Notwithstanding the provisions of this Article 39, either Party may take proceedings or seek remedies before the courts or any competent authority of any country for interim or interlocutory remedies in relation to any breach of this Agreement or infringement by the other Party of that Party’s intellectual property rights.

40.	COUNTERPART SIGNATURES

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement but all the counterparts shall together constitute the same agreement.

No counterpart shall be effective until each party has executed at least one counterpart.

Annex 1 – Patents

Annex 2 – Products (Target Product Profile and then summary of product characteristic)

Annex 3 – Template for Development Plan

Annex 4 – Template for Quality Agreement

Annex 5 – Template for Specific Distribution Agreement

Annex 6 – Material Safety Data Sheet

Annex 7 – Information

Annex 8 – Pharmacoviligance Data Exchange Agreement (PDEA)

Annex 9 – Financial Example

IN WITNESS OF THE ABOVE the Parties have signed this Agreement on the date written at the head of this Agreement.

VIRBAC		NEXVET

/s/ Christian Karst		/s/ Mark Heffernan

NAME:	CHRISTIAN KARST	NAME:	DR MARK HEFFERNAN
TITLE:	MEMBER OF THE EXECUTIVE BOARD	TITLE:	CHIEF EXECUTIVE OFFICER AND DIRECTOR

DATE: 28 November 2014		DATE: 26 November 2014

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ANNEX 1 – PATENTS

PCT/GB2012/051002 - Family 1

“Anti-nerve growth factor antibodies and methods of preparing and using the same” – Priority Date: 06 May 2011

Country	Application No. (Patent No.)	Filing Date	Renewal (R) Expiry Date (E)
Australia	2012252151	8/5/2012	• R: 8/5/2016 • E: 8/5/2032

Brazil	BR11203028654.7	“	• R: 8/5/2015 • E: 8/5/2032

China	201280033616.8	“	• E: 8/5/2032

Europe	12723730.3	“	• R: 8/6/2015 • E: 8/5/2032

Hong Kong	TBA	“	• E: 8/5/2032

India	9470/DELNP/2013	“	• E: 8/5/2032

Japan	2014-509817	“	• E: 8/5/2032

Korea	10-2013-7032543	“	• E: 8/5/2032

Malaysia	PI2013702079	“	• E: 8/5/2032

New Zealand	617446	“	• E: 8/5/2032

Russia	2013154304	“	• E: 8/5/2032

Singapore	201308192.2	8/5/2012	• E: 8/5/2032

United Kingdom	1320045.6	“	• E: 8/5/2032

PCT/GB2012/051008 - Family 4

“Therapeutic canine immunoglobulins and methods of using the same” – Priority Date: 06 May 2011

Country	Application No. (Patent No.)	Filing Date	Renewal (R) Expiry Date (E)
Australia	2012252156	8/5/2012	• R: 8/5/2016 • E: 8/5/2032

Brazil	BR1120130285230	“	• R: 8/5/2015 • E: 8/5/2032

China	201280033531.X	“	• E: 8/5/2032

Europe	12723733.7	“	• R: 8/6/2015 • E: 8/5/2032

Hong Kong	14109146.8	“	• E: 8/5/2032

India	9473/DELNP/2013	“	• E: 8/5/2032

Japan	2014-509820	“	• E: 8/5/2032

Korea	10-2013-7032546	“	• E: 8/5/2032

Malaysia	PI2013702082	“	• E: 8/5/2032

New Zealand	617450	“	• E: 8/5/2032

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Country	Application No. (Patent No.)	Filing Date	Renewal (R) Expiry Date (E)
Russia	2013154302	“	• E: 8/5/2032

Singapore	201308190.6	8/5/2012	• E: 8/5/2032

United Kingdom	1320053.0	“	• E: 8/5/2032

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ANNEX 2 - PRODUCTS

2.1 List of Products

1/ Product included in the Agreement:

NV-01

2/ New Products:

In accordance with Article 6 of the Agreement. Right of first negotiation to New Products, owned by NEXVET in the Field and in the Territory.

2.2 Target Product Profile:

2.2.1 Target Product Profile of NV-01:

[***]

UNIT DOSING TABLE

[***]

2.2.2 Target Product Profile of the new Products:

To be added in each Specific Distribution Agreement

2.3 Summary of product characteristics of the Products

To be added in each Specific Distribution Agreement

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ANNEX 3 – Template for Development Plans

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Product Development Plan

(Template)

Nexvet™

Transforming animal medicine

Nexvet Biopharma Pty Ltd	Product Development Plan

Contents [right click on TOC to update headings and page numbers]

1	Executive Summary			5
2	Commercial			6
	2.1	Summary		6
		2.1.1	Accessible Population	6
		2.1.2	Market Size	6
		2.1.3	Customer Needs	6
		2.1.4	Future Trends	6
	2.2	NV-01 Target Product Profile		6
		2.2.1	Product Definition	6
		2.2.2	Indications	6
		2.2.3	Label Highlights	6
	2.3	Competitor Landscape		6
		2.3.1	Current Competition	6
		2.3.2	Potential Future Competitors	6
	2.4	Competitive Positioning		6
		2.4.1	NV-01 SWOT Analysis	6
		2.4.2	Differentiation	6
		2.4.3	Marketing Strategy	6
	2.5	COGs and Pricing		6
		2.5.1	Pricing	6
		2.5.2	Cost of Goods	6
3	Intellectual Property			7
	3.1	Summary of IP Status		7
	3.2	Current Patents		7
4	Draft Package Insert			8
	4.1	Draft US Package Insert		8
5	Regulatory Strategy			9
	5.1	Summary		9
	5.2	North America		9
		5.2.1	United States	9
		5.2.2	Canada	9
	5.3	Europe		9
	5.4	Japan		9
	5.5	Australia and New Zealand		9
	5.6	Other Markets		9
6	Biopharmaceutical Product Development and Manufacturing			10
	6.1	Summary		10
	6.2	Cell Bank		10
	6.3	Drug Substance (DS)		10
		6.3.1	Description	10
		6.3.2	Characterization of DS	10
		6.3.3	Manufacture of Bulk DS	10
		6.3.4	Proposed Impurities Analysis	10
		6.3.5	Reference Standards	10
		6.3.6	Analytical Methods and Acceptance Criteria	10
		6.3.7	Risk of canine infectious disease transmission from NV-01 derived from Lonza CHO cells	10

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Nexvet Biopharma Pty Ltd	Product Development Plan

		6.3.8	DS Stability	10
		6.3.9	Manufacturing Facility	10
	6.4	Drug Product (DP)		10
		6.4.1	Description of Drug Product	10
		6.4.2	Method of Manufacture	10
		6.4.3	Analytical Methods and Acceptance Criteria	10
		6.4.4	Stability Testing Program	10
7	Clinical Development			11
	7.1	Summary		11
	7.2	Target Label Claim		11
	7.3	Completed and Ongoing Studies		11
	7.4	Mechanism of Action		11
	7.5	Dosage Characterization		11
		7.5.1	Dose Justification	11
		7.5.2	Dose Selection Study (Contingency)	11
	7.6	Dosing Interval Selection		11
		7.6.1	Background	11
		7.6.2	Objective	11
		7.6.3	Ongoing Study	11
		7.6.4	Timing	11
	7.7	Immunogenicity Assay Development and Assessment		11
	7.8	Route of Administration		11
		7.8.1	Background	11
		7.8.2	Objective	11
		7.8.3	Proposed Study	11
		7.8.4	Timing	11
	7.9	Pivotal Pharmacokinetics		12
		7.9.1	Background	12
		7.9.2	Objective	12
		7.9.3	Proposed Study	12
		7.9.4	Timing	12
	7.10	Pivotal Clinical Study in Veterinary Patients		12
		7.10.1	Background	12
		7.10.2	Objective	12
		7.10.3	Proposed Study	12
		7.10.4	Timing	12
	7.11	Efficacy Protocol Outlines		12
8	Target Animal Safety			13
	8.1	Summary		13
	8.2	Margin of Safety Study		13
		8.2.1	Background	13
		8.2.2	Objective	13
		8.2.3	Proposed Study	13
		8.2.4	Timing	13
	8.3	Immunogenicity Study		13
		8.3.1	Background	13
		8.3.2	Objective	13
		8.3.3	Proposed Study	13

3 of 16

Nexvet Biopharma Pty Ltd	Product Development Plan

		8.3.4	Timing	13
	8.4	Safety Observations in Veterinary Patient Study		13
	8.5	Definition of Safe Interval before NSAID Administration		13
		8.5.1	Background	13
		8.5.2	Strategy	13
	8.6	Safety Protocol Outlines		13
9	Toxicology, User and Environmental Safety			14
	9.1	Summary		14
	9.2	Toxicology		14
	9.3	User Safety		14
	9.4	Environmental Safety		14
10	Scientific Disclosure and Publications			15
	10.1	Primary Disclosure		15
	10.2	Publications		15
	10.3	Conferences		15
11	Project Plan and Costs			16
	11.1	Estimated Filing and Approval Dates		16
	11.2	Key Milestones and Timelines		16
	11.3	Budget and Cost Estimates		16
	11.4	Gantt Chart		16

4 of 16

Nexvet Biopharma Pty Ltd	Product Development Plan

1	Executive Summary

5 of 16

Nexvet Biopharma Pty Ltd	Product Development Plan

2	Commercial

2.1	Summary

2.1.1	Accessible Population

2.1.2	Market Size

2.1.3	Customer Needs

2.1.4	Future Trends

2.2	NV-01 Target Product Profile

2.2.1	Product Definition

2.2.2	Indications

2.2.3	Label Highlights

2.3	Competitor Landscape

2.3.1	Current Competition

2.3.2	Potential Future Competitors

2.4	Competitive Positioning

2.4.1	NV-01 SWOT Analysis

2.4.2	Differentiation

2.4.3	Marketing Strategy

2.5	COGs and Pricing

2.5.1	Pricing

2.5.2	Cost of Goods

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Nexvet Biopharma Pty Ltd	Product Development Plan

3	Intellectual Property

3.1	Summary of IP Status

3.2	Current Patents

7 of 16

Nexvet Biopharma Pty Ltd	Product Development Plan

4	Draft Package Insert

4.1	Draft US Package Insert

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Nexvet Biopharma Pty Ltd	Product Development Plan

5	Regulatory Strategy

5.1	Summary

5.2	North America

5.2.1	United States

5.2.2	Canada

5.3	Europe

5.4	Japan

5.5	Australia and New Zealand

5.6	Other Markets

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Nexvet Biopharma Pty Ltd	Product Development Plan

6	Biopharmaceutical Product Development and Manufacturing

6.1	Summary

6.2	Cell Bank

6.3	Drug Substance (DS)

6.3.1	Description

6.3.2	Characterization of DS

6.3.3	Manufacture of Bulk DS

6.3.4	Proposed Impurities Analysis

6.3.5	Reference Standards

6.3.6	Analytical Methods and Acceptance Criteria

6.3.7	Risk of canine infectious disease transmission from NV-01 derived from Lonza CHO cells.

6.3.7.1	Background

6.3.7.2	Canine adventitious agent mitigation for NV-01

6.3.8	DS Stability

6.3.9	Manufacturing Facility

6.4	Drug Product (DP)

6.4.1	Description of Drug Product

6.4.2	Method of Manufacture

6.4.3	Analytical Methods and Acceptance Criteria

6.4.4	Stability Testing Program

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Nexvet Biopharma Pty Ltd	Product Development Plan

7	Clinical Development

7.1	Summary

7.2	Target Label Claim

7.3	Completed and Ongoing Studies

7.4	Mechanism of Action

7.5	Dosage Characterization

7.5.1	Dose Justification

7.5.2	Dose Selection Study (Contingency)

7.5.2.1	Background

7.5.2.2	Objective (Contingency)

7.5.2.3	Proposed Study (Contingency)

7.5.2.4	Timing

7.6	Dosing Interval Selection

7.6.1	Background

7.6.2	Objective

7.6.3	Ongoing Study

7.6.4	Timing

7.7	Immunogenicity Assay Development and Assessment

7.8	Route of Administration

7.8.1	Background

7.8.2	Objective

7.8.3	Proposed Study

7.8.4	Timing

11 of 16

Nexvet Biopharma Pty Ltd	Product Development Plan

7.9	Pivotal Pharmacokinetics

7.9.1	Background

7.9.2	Objective

7.9.3	Proposed Study

7.9.4	Timing

7.10	Pivotal Clinical Study in Veterinary Patients

7.10.1	Background

7.10.2	Objective

7.10.3	Proposed Study

7.10.4	Timing

7.11	Efficacy Protocol Outlines

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Nexvet Biopharma Pty Ltd	Product Development Plan

8	Target Animal Safety

8.1	Summary

8.2	Margin of Safety Study

8.2.1	Background

8.2.2	Objective

8.2.3	Proposed Study

8.2.4	Timing

8.3	Immunogenicity Study

8.3.1	Background

8.3.2	Objective

8.3.3	Proposed Study

8.3.4	Timing

8.4	Safety Observations in Veterinary Patient Study

8.5	Definition of Safe Interval before NSAID Administration

8.5.1	Background

8.5.2	Strategy

8.6	Safety Protocol Outlines

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Nexvet Biopharma Pty Ltd	Product Development Plan

9	Toxicology, User and Environmental Safety

9.1	Summary

9.2	Toxicology

9.3	User Safety

9.4	Environmental Safety

14 of 16

Nexvet Biopharma Pty Ltd	Product Development Plan

10	Scientific Disclosure and Publications

10.1	Primary Disclosure

10.2	Publications

10.3	Conferences

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Nexvet Biopharma Pty Ltd	Product Development Plan

11	Project Plan and Costs

11.1	Estimated Filing and Approval Dates

11.2	Key Milestones and Timelines

11.3	Budget and Cost Estimates

11.4	Gantt Chart

16 of 16

ANNEX 4 – Template for Quality Agreement

BACKGROUND

The purpose of the quality agreement (hereinafter referred to as the “Quality Agreement”) is to define the terms and conditions to the quality tasks to assure the manufacture and supply of safe Product(s), suitable for pharmaceutical use in order to complete the Supply Agreement.

NOW, THEREFORE in consideration of the mutual agreements hereinafter set forth, the Parties intending to be legally bound hereby agree as follows:

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CONTENT:

1. SCOPE AND PURPOSE OF THE AGREEMENT

NEXVET undertakes to carry out the manufacture, packaging, control, release and supply to VIRBAC of the product(s) listed in exhibit 1, hereafter referred to PRODUCTS(s).

VIRBAC undertakes to market, sell and distribute the PRODUCT(s).

NEXVET is the holder of Marketing authorisations of the PRODUCT(s), hereafter referred to as MAH.

NEXVET has adequate premises, equipment, knowledge, experience, competent personnel and manufacturing authorisation to undertake satisfactorily the work ordered by VIRBAC.

This Quality Agreement is set to define responsibilities relative to quality tasks to assure the manufacture and supply of safe PRODUCT(s), suitable for pharmaceutical use.

This Quality Agreement also includes commitments between VIRBAC and NEXVET regarding the provision of information, documents, or samples, and communication and notification rules, related to quality.

Contact persons for good execution of this Quality Agreement are listed in exhibit 3.

2. APPLICABLE GMP STANDARD

NEXVET shall manufacture the PRODUCT(s) in compliance with cGMP.

“Current Good Manufacturing Practices” (cGMP) means all applicable standards relating to the manufacture of the PRODUCT(s) listed in exhibit 1. For the purposes of this agreement, cGMP shall mean the principles defined in the EU Guideline Eudralex Volume 4: Good Manufacturing Practise, Medicinal Products for Human and Veterinary Use promulgated by any European Governmental Authority having jurisdiction over the manufacture of the PRODUCT(s), in the form of laws or guidance documents.

3. RESPONSIBILITIES

Details on division of responsibilities between NEXVET and VIRBAC are presented in exhibit 2.

4. CERTIFICATE OF ANALYSIS / RELEASE

The following documentation is required for batches of PRODUCT shipped to VIRBAC:

☐	Certificates of Analysis and Release

The Certificates of Analysis and Release shall be dated and signed by a qualified person of NEXVET’s Quality Unit, or it may be produced by a computer system which provides a degree of control equivalent to that given by a signature.

The Certificate of Analysis must include – as a minimum –

☐	Manufacturer’s name and address, incl. telephone number (original manufacturing site),

☐	PRODUCT name, pharmaceutical form and SUBSTANCE(s) dosage,

☐	Manufacturer’s batch number,

☐	Reference to the agreed specification,

☐	Test parameters and corresponding specification requirements,

☐	Test results (numerical, where applicable) for each chemical, physical or microbiological test performed,

☐	Manufacturing date, date of release and expiration of the PRODUCT.

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The Certificate of Release states that the subject batch was produced in accordance to the applicable Marketing Authorisation, to the approved manufacturing process, and in compliance with all applicable cGMP requirements as well as this Quality Agreement. The Certificate of release also makes reference to deviations that occurred relating to production or control and to their closure. It also states on batch suitability for shipment to the market.

Certificate of Analysis and Certificate of Release may be issued as separate documents or combined to a single document, as appropriate.

☐	Product Samples

NEXVET should provide VIRBAC two samples of finished product of each packaging batch for handling of complaints.

5. CHANGE CONTROL

NEXVET shall have a documented and effective change control system in place.

NEXVET is required to provide advanced notification to VIRBAC of any significant changes to the process, specifications, control, storage, labelling and packaging, equipment, facilities (including introduction of new critical product) and utilities which may have an impact on the quality of the PRODUCT, and/or on regulatory obligations of VIRBAC, and/or on its use by VIRBAC.

Principles:

☐	Notification of changes is required for information of VIRBAC.

☐	Where the change requires regulatory notification or approval, NEXVET is responsible for the submission of all necessary change notifications to all competent authorities in full compliance with the applicable regulations. NEXVET will inform VIRBAC of the receipt of the necessary acknowledgement of the validity of the notification and, depending on the type of change, the acceptance or approval of the change by the competent authorities.

6. RIGHT TO AUDIT

NEXVET shall allow –upon signature of appropriate confidentiality agreement– VIRBAC or its representatives to carry out on-site audits by appointment. NEXVET shall permit -or obtain allowance from manufacturing sub-contractor where applicable- all reasonable access to the manufacturing, packaging, warehousing and laboratory areas related to the manufacture of the PRODUCT(s), including pertinent documentation. Any such audit shall take place during normal business hours and must not interfere with NEXVET’s manufacturing operations. With exception of critical quality issue, NEXVET and VIRBAC should agree on an audit date within [***] from first request.

The results of the audit and the observation(s) shall be sent to NEXVET by means of a written report within 4 weeks. NEXVET must ensure a satisfactory follow up to the observations made during the audit performed by VIRBAC, and take corrective actions mutually agreed upon by the parties. Answer from NEXVET audit report should be supplied to VIRBAC within 4 weeks.

The audit frequency shall depend upon the results of the previous audit(s) and the quality performance of NEXVET. In the absence of critical quality incidents the frequency shall be not more than once every 3 years. If quality issues arise VIRBAC shall have the right to audit more frequently.

7. AUTHORITY INSPECTIONS

NEXVET is responsible for maintaining valid manufacturing authorisation or licence including the manufacture of the PRODUCT(s). Any change in manufacturing authorisation that impacts the manufacture or supply of PRODUCT(s) should be notified by NEXVET to VIRBAC without delay.

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

8. SUB-CONTRACTING

NEXVET is fully responsible for the quality of the materials or services provided by sub-contractors and for all commitments as agreed upon with this Quality Agreement. This must be assured through quality agreements with the respective sub-contractors and technical delivery specifications.

A list of current sub-contractors related to the manufacture of the PRODUCT(s) is provided in Appendix 4.

Where NEXVET would like to use a new sub-contractor, this list needs to be updated and is subject of the established change control procedure (see section 5).

9. RETENTION OF SAMPLES

NEXVET will store sufficient retention samples of PRODUCT(s) in commercial packaging and of all starting materials suitably packaged, to perform at least two (2) full specification analyses. Samples are to be retained for at least one (1) year after the expiry date of the batch.

NEXVET will make PRODUCT(s) retention samples available to VIRBAC promptly upon VIRBAC’s justified request.

NEXVET shall keep available any retention samples relevant to assessing the quality of the PRODUCT(s) in the event of complaints and/or recall procedures. This requirement shall continue even in case of termination of the supply of PRODUCT(s).

10. RETENTION OF RECORDS / DOCUMENTATION

NEXVET will store the original master batch records, the executed batch records, and all other original documentation that is related to the manufacture of the PRODUCT and that is required to be maintained under cGMPs, protected from destruction and unauthorised access, for at least one (1) year after the expiry date of the batch assigned by NEXVET or for five (5) years after certification of the batch, which ever is the longer.

NEXVET will retain the original manufacturing records for validation batches for the entire term of the marketing authorisation validity.

NEXVET shall keep available any records relevant to assessing the quality of the PRODUCT(s) in the event of complaints and/or recall procedures. This requirement shall continue even in case of termination of the supply of PRODUCT(s).

11. STABILITY

NEXVET will perform on-going stability studies for the PRODUCT(s).

NEXVET is responsible for assigning shelf life to the PRODUCT(s) and for determining suitable storage and shipping conditions, based upon stability studies and marketing authorisation.

12. COMPLAINTS

All complaints related to the PRODUCT(s) reported, regardless of source (e.g., customers, veterinaries, pharmacists, sales representatives, VIRBAC or affiliates) will be handled by VIRBAC and communicated to NEXVET.

VIRBAC will make relevant information and samples of the affected PRODUCT(s) available to assist in the investigation of NEXVET.

NEXVET is responsible for recording and investigating all quality-related complaints on the PRODUCT(s) and will maintain the complete complaint database and complaint files.

NEXVET will complete their investigation and respond to VIRBAC in writing to all complaints within [***] of receipt with formal written report on the complaint detailing identifiable root causes and corrective and preventive actions where applicable.

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

13. RECALL

VIRBAC shall maintain an efficient distribution system within the Territory and shall establish and maintain a batch tracing and recall system which will enable it to identify, with minimum delay, customers within the Territory who will have been supplied with any particular batch of the Products and to recall such Products.

In the event that NEXVET believes that a recall of the PRODUCT(s) may be necessary or appropriate, NEXVET shall immediately notify VIRBAC. The two parties will take joint decisions on the disposition of PRODUCT(s).

NEXVET, as MAH, with exception of local regulatory requirements*, is responsible for the final decision of any recalls or field alert activities and for corresponding communication with health authorities.

VIRBAC is responsible for the performance and the coordination of any recalls or field alert activities.

NEXVET shall provide any information required by VIRBAC relating to recall or field alert activities within [***] of the request, if such information is readily available at NEXVET.

*	In France, Belgium and Switzerland as applicable, the distributor of the PRODUCT will be responsible for the final decision, communications with authorities and the coordination of any recalls or field alert activities.

14. PRODUCT QUALITY REVIEW

NEXVET shall conduct an annual Product Quality Review (PQR) for the PRODUCT(s), according to the requirements of cGMP.

NEXVET will provide VIRBAC with copies of the relevant information of its PQR of the previous annual period, upon request, within [***].

15. STORAGE AND DISTRIBUTION

NEXVET shall make commercially reasonable efforts to exclude, during packaging, storage, and shipping of the PRODUCT(s), the possibility of deterioration, contamination, or mix-ups with any other material.

NEXVET and VIRBAC shall comply with the following requirements in relation to shipment and distribution of the PRODUCT(s).

☐	Compliance with storage conditions stated on the labels

☐	Ability to recall PRODUCT from distribution network

☐	Quarantine PRODUCT with questionable quality

☐	Qualification of hauliers and shipping agents used to transport the PRODUCT(s).

16. STARTING MATERIALS

NEXVET is responsible for GMP certification of Active Pharmaceutical Ingredient suppliers.

17. DEVIATIONS / OOS

NEXVET will notify VIRBAC promptly in the event of any critical deviation(s) that can potentially affect the quality of the PRODUCT(s).

For all confirmed OOS stability test results that indicate that the PRODUCT(s) has (have) failed to remain within specifications, NEXVET will notify VIRBAC promptly.

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

18. REGULATORY DOCUMENTS

NEXVET shall be responsible for preparation of registration documents related to PRODUCT(s) and submission of such registration documents to any regulatory authority, including maintaining such submissions.

19. PRODUCT RELEASE

NEXVET has the responsibility to perform the release of the PRODUCT(s) prior to shipment.

NEXVET will not ship any PRODUCT(s) to any destination, as identified by the VIRBAC, until the PRODUCT(s) is (are) released for shipment, unless prior written approval has been received from the VIRBAC to perform such a shipment under quarantine.

20. SPECIFICATIONS

Specifications for manufacturing and testing of the PRODUCT(s), intermediates, starting materials and packaging components, as applicable, are detailed in relevant sections of marketing authorisation and/or in supply agreement.

21. RELATED AGREEMENTS

This Quality Agreement supersedes any prior Quality Agreement under the scope of this agreement.

Where any inconsistencies should arise between the supply agreement and this Quality Agreement, the supply agreement will take precedence over the Quality Agreement in all non-quality related matters unless otherwise stated in the supply agreement. The Quality Agreement will take precedence in all quality related matters.

VIRBAC

Quality Assurance Director

Date

Signature

NEXVET

Quality Management Division

Date

Signature

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EXHIBIT 1

List of Products

Pharmaceutical and dosage form	Country
[To be completed.]

EXHIBIT 2

Division of Responsibilities

A Regulatory Compliance		VIRBAC	NEXVET
1.	Marketing authorisation holder	[***]	[***]
2.	Supply of marketing authorisation and all necessary documentation for manufacture, control and/or release	[***]	[***]
3.	Adhere to approved registration documentation incl. all described manufacturing and packaging processes and specifications, materials and PRODUCT(s) control testing and specifications (Marketing Authorisation, NDA, as applicable)	[***]	[***]
4.	Maintaining valid manufacturing license(s), as applicable	[***]	[***]
5.	Maintaining site master file, as applicable	[***]	[***]
6.	Approving significant changes	[***]	[***]
7.	Submitting change notifications/applications to authorities	[***]	[***]

B Purchasing and control of materials		VIRBAC	NEXVET
8.	Setting specification for ACTIVE SUBSTANCE	[***]	[***]
9.	Purchasing ACTIVE SUBSTANCE	[***]	[***]
10.	Qualifying and monitoring ACTIVE SUBSTANCE suppliers	[***]	[***]
11.	Purchasing materials according to specifications	[***]	[***]
12.	Qualifying and monitoring material suppliers	[***]	[***]
13.	Performing an identity check on all incoming materials	[***]	[***]
14.	Testing of incoming materials (incl. ACTIVE SUBSTANCE), as appropriate	[***]	[***]
15.	Taking retention samples of materials (incl. ACTIVE SUBSTANCE)	[***]	[***]
16.	Release of materials (incl. ACTIVE SUBSTANCE) for involvement in production of PRODUCT(s)	[***]	[***]

C Manufacturing and Testing of bulk PRODUCT(s)		VIRBAC	NEXVET
17.	Setting manufacturing process and specifications for manufacture of bulk PRODUCT(s), incl. IPCs – in accordance with marketing authorisation	[***]	[***]
18.	Generating Master Batch Record (bulk PRODUCT(s))	[***]	[***]
19.	Approving Master Batch Record (bulk PRODUCT(s))	[***]	[***]
20.	Manufacturing bulk PRODUCT(s) according to Master Batch Procedure	[***]	[***]
21.	Generating Batch Production Record (bulk PRODUCT(s))	[***]	[***]
22.	Approving Batch Production Record (bulk PRODUCT(s))	[***]	[***]
23.	Assigning batch numbers	[***]	[***]
24.	Sampling during production of bulk PRODUCT(s)	[***]	[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

C Manufacturing and Testing of bulk PRODUCT(s)		VIRBAC	NEXVET
25.	Performing IPCs	[***]	[***]
26.	Investigating OOS results and critical deviations relating to bulk production	[***]	[***]

D Purchasing and Testing of Primary Packaging Material		VIRBAC	NEXVET
27.	Specifying primary packaging material for PRODUCT	[***]	[***]
28.	Artworks approval for printed components	[***]	[***]
29.	Developing test methods for primary packaging material, if needed	[***]	[***]
30.	Purchasing primary packaging material including labelling	[***]	[***]
31.	Testing and releasing primary packaging material	[***]	[***]
32.	Taking retention samples of primary packaging material	[***]	[***]

E Primary Packaging of PRODUCT(s) (semi-finished PRODUCT)		VIRBAC	NEXVET
33.	Setting manufacturing process and specifications for primary packaging of PRODUCT(s), incl. IPCs and incl. labelling if applicable – in accordance with marketing authorisation and artworks	[***]	[***]
34.	Generating Master Batch Record (primary packaging of PRODUCT(s))	[***]	[***]
35.	Approving Master Batch Record (primary packaging of PRODUCT(s))	[***]	[***]
36.	Primary packaging of PRODUCT(s) according to Master Batch Procedure	[***]	[***]
37.	Generating Batch Production Record (primary packaging of PRODUCT(s))	[***]	[***]
38.	Approving Batch Production Record (primary packaging of PRODUCT(s))	[***]	[***]
39.	Assigning packaging batch numbers, if applicable	[***]	[***]
40.	Sampling during primary packaging of PRODUCT(s)	[***]	[***]
41.	Performing IPCs	[***]	[***]
42.	Investigating OOS results and critical deviations relating to primary packaging	[***]	[***]

D Purchasing and Testing of Secondary Packaging Material		VIRBAC	NEXVET
43.	Specifying packaging (II) material for PRODUCT – in accordance with marketing authorisation	[***]	[***]
44.	Artworks approval for printed components	[***]	[***]
45.	Developing test methods for packaging (II) material, if needed	[***]	[***]
46.	Purchasing packaging (II) material including labelling	[***]	[***]
47.	Testing and releasing packaging (II) material	[***]	[***]
48.	Taking retention samples of packaging (II) material	[***]	[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

F Secondary Packaging and Labelling of PRODUCT(s)		VIRBAC	NEXVET
49.	Setting manufacturing process and specifications for secondary packaging and labelling of PRODUCT(s), incl. IPCs and labelling – in accordance with marketing authorisation and artworks	[***]	[***]
50.	Generating Master Batch Record (Secondary packaging of PRODUCT(s))	[***]	[***]
51.	Approving Master Batch Record (Secondary packaging of PRODUCT(s))	[***]	[***]
52.	Secondary Packaging and Labelling of PRODUCT(s) according to Master Batch Procedure	[***]	[***]
53.	Generating Batch Production Record (Secondary packaging of PRODUCT(s))	[***]	[***]
54.	Approving Batch Production Record (Secondary packaging of PRODUCT(s))	[***]	[***]
55.	Assigning packaging batch numbers, if applicable	[***]	[***]
56.	Sampling during secondary packaging of PRODUCT(s)	[***]	[***]
57.	Performing IPCs	[***]	[***]
58.	Investigating OOS results and critical deviations relating to packaging operations	[***]	[***]

G Quality Control and release of PRODUCT(s)		VIRBAC	NEXVET
59.	Setting testing procedures and specifications for PRODUCT(s) – in accordance with marketing authorisation	[***]	[***]
60.	Generating Control Records	[***]	[***]
61.	Approving Control Records	[***]	[***]
62.	QC sampling of PRODUCT(s)	[***]	[***]
63.	Performing quality control on PRODUCT(s)	[***]	[***]
64.	Investigating OOS results and critical deviations	[***]	[***]
65.	Defining amount for retention samples	[***]	[***]
66.	Sampling and storing retention samples, until shipment to CG (if requested)	[***]	[***]
67.	Approving analytical records for the PRODUCT	[***]	[***]
68.	Purchasing / providing of (certified) reference standards	[***]	[***]
69.	Review of production and control records, incl. OOS and deviation reports	[***]	[***]
70.	Release of batch	[***]	[***]

H Storage and Shipment		VIRBAC	NEXVET
71.	Storing PRODUCT under labelled conditions	[***]	[***]
72.	Qualifying of carrier	[***]	[***]
73.	Preparing PRODUCT for dispatch and loading of vehicles	[***]	[***]
74.	Maintaining storage conditions during transportation	[***]	[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

I Documents (Generation and Approval)		VIRBAC	NEXVET
75.	Supply of marketing authorisation and all necessary documentation for manufacture	[***]	[***]
76.	Generating Master Batch Procedures/Records	(ref. to previous tables)
77.	Approving Master Batch Procedures/Records	(ref. to previous tables)
78.	Generating Batch Production and Control Records	(ref. to previous tables)
79.	Approving Batch Production and Control Records	(ref. to previous tables)
80.	Archiving the original documents and providing copies, if requested	[***]	[***]
81.	Providing Certificates of Analysis of materials, if requested	[***]	[***]
82.	Issuing Certificate of Analysis for PRODUCT	[***]	[***]
83.	Issuing reports on full-scale OOS investigations and critical deviations	[***]	[***]
84.	Providing development reports, test procedures, validation documents, etc and other source documents requested by CG	[***]	[***]

J Qualification / Validation		VIRBAC	NEXVET
85.	Qualifying of equipment, utilities and facilities	[***]	[***]
86.	Preparing and approving equipment and facility qualification protocols and reports used for the PRODUCT(s)	[***]	[***]
87.	Validating the manufacturing process	[***]	[***]
88.	Preparing and approving process validation protocols and reports for the PRODUCT(s)	[***]	[***]
89.	Validating cleaning procedures	[***]	[***]
90.	Preparing and approving cleaning validation approach applicable to the PRODUCT(s)	[***]	[***]
91.	Validating / transferring analytical methods	[***]	[***]
92.	Preparing and approving analytical validation / transferring approach applicable to the PRODUCT(s)	[***]	[***]
93.	Retaining qualification and validation documentation	[***]	[***]
94.	Validating computerised systems	[***]	[***]
95.	Preparing and approving validation protocols and reports for computer validation	[***]	[***]

K Stability Program		VIRBAC	NEXVET
96.	Preparing and approving protocol for on going stabilities	[***]	[***]
97.	Performing stability on going stabilities	[***]	[***]
98.	Approving stability reports on on-going stabilities	[***]	[***]
99.	Determining shelf life	[***]	[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

L Product Quality Review		VIRBAC	NEXVET
100.	Preparing annual PQR report	[***]	[***]
101.	Reviewing PQR reports	[***]	[***]

M Complaints and Recall		VIRBAC	NEXVET
102.	Receiving complaints from external customers	[***]	[***]
103.	Forwarding complaints related to PRODUCT to CA	[***]	[***]
104.	Investigating complaints related to PRODUCT	[***]	[***]
105.	Implementing corrective actions, if necessary	[***]	[***]
106.	Responding to external customers	[***]	[***]
107.	Deciding to initiate recall	[***]	[***]
108.	Notifying authorities, external customers, or consumers	[***]	[***]
109.	Clarifying root cause	[***]	[***]
110.	Storing or disposing returned product	[***]	[***]

[***]

N Sub-Contracting		VIRBAC	NEXVET
111.	Approving sub-contracting operations	[***]	[***]
112.	Qualifying sub-contractor	[***]	[***]
113.	Procuring of sub-contracted products or services	[***]	[***]
114.	Quality monitoring sub-contracted operation	[***]	[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit 3

Persons to whom communication should be addressed

	VIRBAC	NEXVET

Quality Assurance	[To be completed.]

Release of the finished products/ Qualified Person

Regulatory Department

Exhibit 4

List of agreed third party subcontractors

Name	Address	Approved activity
[To be completed.]

Document Change History Record

VERSION NUMBER/ ISSUE DATE	Reason for Change

Version 01 / 24 November 2014	Creation

Annex 5 – Template for Specific Distribution Agreements

SPECIFIC DISTRIBUTION AGREEMENT

THIS SPECIFIC AGREEMENT is made between:

VIRBAC, a company organized under the law of FRANCE, with registered office at 1ère avenue 2065 M – L.I.D., 06516, Carros, France - registered under number 417 350 311 RCS at Grasse, France, acting for itself and its Affiliates, herein duly represented by Christian Karst, Member of the Executive Board,

Hereinafter referred to as “VIRBAC”;

AND

NEXVET IRELAND LIMITED, a company organised under the laws of Ireland, with registered office at 88 Harcourt Street, Dublin 2 Ireland, with registered number 550752, represented by Dr Mark Heffernan, Chief Executive Officer & Director,

Hereinafter referred to as “NEXVET”

WHEREAS:

A Master Collaboration, Supply and Distribution Agreement of Product has been entered into between VIRBAC and NEXVET on the November 24th, 2014 (the “Agreement”) whereby NEXVET and VIRBAC have agreed the general terms upon which NEXVET shall provide the Product to VIRBAC and/or its Affiliates.

VIRBAC is willing to purchase                      Product from NEXVET, distribute                      Product and NEXVET is willing to provide such                      Product to VIRBAC, subject to the terms and conditions of the Agreement and this Specific Distribution Agreement.

Article 1. Definitions

                     Product means

Article 2.	Purpose of this Specific Agreement

2.1 The purpose of this Specific Distribution Agreement is to specify the conditions under which VIRBAC will place orders to NEXVET for the provision of                      Product in accordance with the Target Product Profile defined in Exhibit 1, the Marketing Authorization and the Specification defined in Exhibit 3 and to distribute                      Products in the Territory.

2.2 The provisions of the Agreement not otherwise modified in the Specific Distribution Agreement apply to the Specific Distribution Agreement. To the extent that there is any inconsistency between this Specific Distribution Agreement and the Agreement, the terms of the Agreement shall prevail, unless expressly stated otherwise in this Specific Distribution Agreement.

2.3 Capitalized terms that are not otherwise defined in this Specific Distribution Agreement have the meanings specified in the Agreement.

Article 3.	Development plans

The Development Plan for                      Product shall describe all the proposed development and regulatory activities of NEXVET, including the proposed timelines for such activities, to obtain the Marketing Authorizations in the Territory and according to the Target Product Profile defined in Exhibit 1.

Such Development Plan shall be approved by the JSC and included in Exhibit 2 within [***] of execution of this Specific Distribution Agreement.

Article 4.	Marketing Authorization

If the Marketing Authorization for                      Product in Europe is not obtained within                      from the date of execution of the Agreement, then VIRBAC has the right to terminate this Specific Distribution Agreement.

Article 5.	Minimum Annual Net Sales Obligations

Article 6.	Manufacturing

The Manufacturer(s) and the Manufacturing Site(s) for                      Product shall be defined by NEXVET and included by amendment to this Specific Distribution Agreement no later than [***] prior to the first filing of the Registration Dossier before the Authority in the Territory.

Article 7.	Supply and Delivery

NEXVET warrants that                      Product shall meet the applicable Specification as set in Exhibit 3. Such Specification shall be included in Exhibit 3 Agreement no later than [***] prior the first filing of the Registration Dossier before the Authority in the Territory.

The                      Product shall be delivered within a maximum of [***] from the date of receipt of VIRBAC’s orders, and, unless agreed otherwise in writing, shall be delivered Ex-Works Incoterms 2010 at the Manufacturing Site.

The minimum order quantity will be set regularly by NEXVET and advised to VIRBAC in writing. The minimum order quantity will initially be set no later than [***] prior to the first filing of the Registration Dossier before the Authority in the Territory.

Article 8.	Pharmacovigilance

A pharmacovigilance data exchange agreement shall be agreed by the Parties and included in Exhibit 4 no later than [***] prior to the first filing of the Registration Dossier before the Authority in the Territory.

Article 9.	Financial terms

9.1 Milestone Payment

9.2 NEXVET Fees

9.3 Purchase Price of                      Product

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Article 10.	Term

The Specific Distribution Agreement is deemed to come into force on                      and shall remain in force for 10 (ten) years from the date of First Commercialization of                      Product (“Initial Term”).

The Specific Distribution Agreement shall thereafter automatically be renewed by periods of 2 (two) years, unless a written notice of termination is sent, by registered letter and confirmed by email, by one of the Parties, no later than 6 (six) months prior to the expiration of the Initial Term or any 2 (two) year extension thereof.

Article 11.	Trademarks

The Trademark(s) for                      Product shall be agreed by the JSC and included by amendment to this Specific Distribution Agreement no later than [***] prior to the first filing of the Registration Dossier before the Authority of                      Product within the Territory.

Article 12.	Quality Agreement

A Quality Agreement shall be negotiated and agreed between the Parties and included in Exhibit 4 no later than [***] prior to the first filing of the Registration Dossier before the Authority of                      Product in the Territory.

Article 13.	Material Safety Data Sheet

NEXVET shall complete a Material Safety Data Sheet (MSDS) regarding NV-01 Product. This MSDS shall be included in Exhibit no later than [***] prior to the first filing of the Registration Dossier before the Authority                      Product in the Territory.

Article 14.	Counterpart Signatures

This Specific Distribution Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original of this Specific Distribution Agreement, but all the counterparts together constitute the same Specific Distribution Agreement. No counterpart shall be effective until each party has executed at least one counterpart.

IN WITNESS OF THE ABOVE the Parties have signed this Specific Distribution Agreement on the date written at the head of this Specific Distribution Agreement.

VIRBAC	NEXVET

By:	By:

Name:	Name:

Title:	Title:

Date and place	Date and place

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Annex 6– Material Safety Data Sheet

SAFETY DATA SHEET (REGULATION (EC) No 1907/2006 – REACH)	Date: 08/11/2013 Page 1/6
Version: N°2 (18/06/2013)	Revision: N°1 (18/06/2013
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SAFETY DATA SHEET

(REACH regulation (EC) n°1907/2006 – n°453/2010)

SECTION 1: IDENTIFICATION OF THE SUBSTANCE/MIXTURE AND OF THE COMPANY/UNDERTAKING

1.1 Product identifier

Product name: matrice

Product code: matrice.

1.2 Relevant identified uses of the substance or mixture and uses advised against

Species cibles	N/A

Galenic aspect	N/A

Class	N/A

Medicine	veterinary

1.3 Details of the supplier of the safety data sheet

Registered company name: à renseigner / to complete.

Address: à renseigner / to complete. à renseigner / to complete. à renseigner / to complete.

Telephone: à renseigner / to comple. Fax: à renseigner / to complete.

à renseigner / to complete

1.4 Emergency telephone number: +33 (0)1 45 42 59 59.

Association/Organisation: INRS / ORFILA http://www.centres-antipoison.net.

SECTION 2: HAZARDS IDENTIFICATION

2.1 Classification of the substance or mixture

In compliance with EC regulation No. 1272/2008 and its amendments.

This mixture does not present a physical hazard. Refer to the recommendations regarding the other products present on the site.

This mixture does not present a health hazard with the exception of possible occupational exposure thresholds (see paragraphs 3 and 8).

This mixture does not present an environmental hazard. No known or foreseeable environmental damage under standard conditions of use.

In compliance with directives 67/548/EEC, 1999/45/EC and their amendments.

This mixture does not present a physical hazard. Refer to the recommendations regarding the other products present on the site.

This mixture does not present a health hazard with the exception of possible occupational exposure thresholds (see paragraphs 3 and 8).

This mixture does not present an environmental hazard. No known or foreseeable environmental damage under standard conditions of use.

2.2 Label elements

In compliance with EC regulation No. 1272/2008 and its amendments.

No labelling requirements for this mixture.

In compliance with directives 67/548/EEC, 1999/45/EC and their amendments.

No labelling requirements for this mixture.

– Made under license of European Label System® MSDS software from InfoDyne – http://www.infodyne.fr –

SAFETY DATA SHEET (REGULATION (EC) No 1907/2006 – REACH)	Date: 08/11/2013 Page 2/6
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2.3 Other hazards

No data available.

SECTION 3: COMPOSITION/INFORMATION ON INGREDIENTS

3.1 Substances

No substances fulfil the criteria set forth in annexe II section A of the REACH regulation (EC) n° 190 7/2006.

3.2 Mixtures

No substances fulfil the criteria set forth in annexe II section A of the REACH regulation (EC) n° 190 7/2006.

SECTION 4: FIRST AID MEASURES

As a general rule, in case of doubt or if symptoms persist, always call a doctor.

NEVER induce swallowing by an unconscious person.

4.1 Description of first aid measures

In the event of exposure by inhalation:

Transport outdoors, keep the patient warm and in the rest, if the breath is irregular or stopped, to practise the artificial breath. Make nothing absorb by the mouth. If the person is unconscious, to place in position of recovery and call on to a doctor.

In the event of splashes or contact with eyes:

Wash thoroughly with soft, clean water for 15 minutes holding the eyelids open.

If there is any redness, pain or visual impairment, consult an ophthalmologist.

In the event of splashes or contact with skin:

Watch out for any remaining product between skin and clothing, watches, shoes, etc.

In the event of swallowing:

Seek medical attention, showing the label.

Give nothing by the mouth – If the person is unconscious Place her on the highly-rated and call a doctor.

4.2 Most important symptoms and effects, both acute and delayed

No data available.

4.3 Indication of any immediate medical attention and special treatment needed

No data available.

SECTION 5: FIREFIGHTING MEASURES

Non-flammable.

5.1 Extinguishing media

Suitable methods of extinction

In the event of a fire, use:

– sprayed water or water mist

– foam

– multipurpose ABC powder

– carbon dioxide (CO2)

Unsuitable methods of extinction

In the event of a fire, do not use:

– water jet

5.2 Special hazards arising from the substance or mixture

A fire will often produce a thick black smoke. Exposure to decomposition products may be hazardous to health.

Do not breathe in smoke.

– Made under license of European Label System® MSDS software from InfoDyne – http://www.infodyne.fr –

SAFETY DATA SHEET (REGULATION (EC) No 1907/2006 – REACH)	Date: 08/11/2013 Page 3/6
Version: N°2 (18/06/2013)	Revision: N°1 (18/06/2013
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In the event of a fire, the following may be formed:

– carbon monoxide (CO)

– carbon dioxide (CO2)

5.3 Advice for firefighters

No data available.

SECTION 6: ACCIDENTAL RELEASE MEASURES

6.1 Personal precautions, protective equipment and emergency procedures

Consult the safety measures listed under headings 7 and 8.

For fire-fighters

Fire-fighters will be equipped with suitable personal protective equipment (See section 8).

6.2 Environmental precautions

Prevent any material from entering drains or waterways.

6.3 Methods and material for containment and cleaning up

Retrieve the product by mechanical means (sweeping/vacuuming).

6.4 Reference to other sections

No data available.

SECTION 7: HANDLING AND STORAGE

Requirements relating to storage premises apply to all facilities where the mixture is handled.

7.1 Precautions for safe handling

Always wash hands after handling.

Fire prevention:

Prevent access by unauthorised personnel.

Recommended equipment and procedures:

For personal protection, see section 8.

Observe precautions stated on label and also industrial safety regulations.

Prohibited equipment and procedures:

No smoking, eating or drinking in areas where the mixture is used.

7.2 Conditions for safe storage, including any incompatibilities

No data available.

Storage

Temperature	N/A

Keep away	N/A

Packaging

Always keep in packaging made of an identical material to the original.

7.3 Specific end use(s)

No data available.

SECTION 8: EXPOSURE CONTROLS/PERSONAL PROTECTION

8.1 Control parameters

No data available.

– Made under license of European Label System® MSDS software from InfoDyne – http://www.infodyne.fr –

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8.2 Exposure controls

Personal protection measures, such as personal protective equipment

Pictogram(s) indicating the obligation of wearing personal protective equipment (PPE):

Use personal protective equipment that is clean and has been properly maintained.

Store personal protective equipment in a clean place, away from the work area.

Never eat, drink or smoke during use. Remove and wash contaminated clothing before re-using. Ensure that there is adequate ventilation, especially in confined areas.

– Eye / face protection

Avoid contact with eyes.

Before handling powders or dust emission, wear mask goggles in accordance with standard EN166.

– Hand protection

Wear suitable protective gloves in the event of prolonged or repeated skin contact.

Type of gloves recommended:

– Natural latex

– Nitrile rubber (butadiene-acrylonitrile copolymer rubber (NBR))

– PVC (polyvinyl chloride)

– Butyl Rubber (Isobutylene-isoprene copolymer)

– Body protection

Work clothing worn by personnel shall be laundered regularly.

After contact with the product, all parts of the body that have been soiled must be washed.

– Respiratory protection

Avoid breathing dust.

Type of FFP mask:

Wear a disposable half-mask dust filter in accordance with standard EN149.

SECTION 9: SECTION 9: PHYSICAL AND CHEMICAL PROPERTIES

9.1 Information on basic physical and chemical properties

General information:

Physical state:	Solid.

Color:	N/A

Important health, safety and environmental information

pH:	Not relevant.

Boiling point/boiling range:	Not relevant.

Flash point interval:	Not relevant.

Vapour pressure (50°C):	Not relevant.

Density:	Not stated.

Water solubility:	Soluble.

Melting point/melting range:	Not relevant.

Self-ignition temperature:	Not relevant.

Decomposition point/decomposition range:	Not relevant.

9.2 Other information

No data available.

– Made under license of European Label System® MSDS software from InfoDyne – http://www.infodyne.fr –

SAFETY DATA SHEET (REGULATION (EC) No 1907/2006 – REACH)	Date: 08/11/2013 Page 5/6
Version: N°2 (18/06/2013)	Revision: N°1 (18/06/2013
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SECTION 10: STABILITY AND REACTIVITY

10.1 Reactivity

No data available.

10.2 Chemical stability

This mixture is stable under the recommended handling and storage conditions in section 7.

10.3 Possibility of hazardous reactions

No data available.

10.4 Conditions to avoid

Avoid:

– formation of dusts

– frost

Dusts can form an explosive mixture with air.

10.5 Incompatible materials

10.6 Hazardous decomposition products

The thermal decomposition may release/form:

– carbon monoxide (CO)

– carbon dioxide (CO2)

SECTION 11: TOXICOLOGICAL INFORMATION

11.1 Information on toxicological effects

No data available.

11.1.1 Substances

No toxicological data available for the substances.

11.1.2 Mixture

No toxicological data available for the mixture.

SECTION 12: ECOLOGICAL INFORMATION

12.1 Toxicity

12.1.1 Substances

No aquatic toxicity data available for the substances.

12.1.2 Mixtures

No aquatic toxicity data available for the mixture.

12.2 Persistence and degradability

No data available.

12.3 Bioaccumulative potential

No data available.

12.4 Mobility in soil

No data available.

12.5 Results of PBT and vPvB assessment

No data available.

12.6 Other adverse effects

No data available.

– Made under license of European Label System® MSDS software from InfoDyne – http://www.infodyne.fr –

SAFETY DATA SHEET (REGULATION (EC) No 1907/2006 – REACH)	Date: 08/11/2013 Page 6/6
Version: N°2 (18/06/2013)	Revision: N°1 (18/06/2013
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SECTION 13: DISPOSAL CONSIDERATIONS

Proper waste management of the mixture and/or its container must be determined in accordance with Directive 2008/98/EC.

13.1 Waste treatment methods

Do not pour into drains or waterways.

Waste:

Waste management is carried out without endangering human health, without harming the environment and, in particular without risk to water, air, soil, plants or animals.

Recycle or dispose of waste in compliance with current legislation, preferably via a certified collector or company.

Do not contaminate the ground or water with waste, do not dispose of waste into the environment.

Soiled packaging:

Empty container completely. Keep label(s) on container.

Give to a certified disposal contractor.

SECTION 14: TRANSPORT INFORMATION

Exempt from transport classification and labelling.

Transport product in compliance with provisions of the ADR for road, RID for rail, IMDG for sea and ICAO/IATA for air transport (ADR 2011 – IMDG 2010 – ICAO/IATA 2012).

SECTION 15: REGULATORY INFORMATION

15.1 Safety, health and environmental regulations/legislation specific for the substance or mixture

– Particular provisions:

No data available.

15.2 Chemical safety assessment

No data available.

SECTION 16: OTHER INFORMATION

Since the user’s working conditions are not known by us, the information supplied on this safety data sheet is based on our current level of knowledge and on national and community regulations.

The mixture must not be used for other uses than those specified in section 1 without having first obtained written handling instructions. It is at all times the responsibility of the user to take all necessary measures to comply with legal requirements and local regulations.

The information in this safety data sheet must be regarded as a description of the safety requirements relating to the mixture and not as a guarantee of the properties thereof.

Abbreviations:

ADR: European agreement concerning the international carriage of dangerous goods by Road.

IMDG: International Maritime Dangerous Goods.

IATA: International Air Transport Association.

ICAO: International Civil Aviation Organisation

RID: Regulations concerning the International carriage of Dangerous goods by rail.

WGK: Wassergefahrdungsklasse (Water Hazard Class).

– Made under license of European Label System® MSDS software from InfoDyne – http://www.infodyne.fr –

Annex 7 - Information

ANNEX 8: Pharmacovigilance Data Exchange Agreement (PDEA)

1. SCOPE

This document describes the actions, time frames and assigned responsibilities which the Parties will adopt to ensure compliance to regulatory obligations for Pharmacovigilance.

This agreement shall become effective on the date signed by both parties and will supersede all previous pharmacovigilance arrangements as applicable.

The communication language of the data exchange will be English.

2. DEFINITIONS

2.1 Veterinary medicinal product (VMP)

Any active substance (AI) or combination of AI which may be administered to animals with a view to treating or preventing disease in animals, making a medical diagnosis or to restoring, correcting or modifying physiological functions in animals.

2.2 Adverse Event (AE)

An adverse event is any observation in animals, whether or not considered to be product-related, that is unfavourable and unintended and that occurs after use of a veterinary medicinal product (VMP), regardless of whether the product was used as recommended on the Summary of Product Characteristics (SPC) (i.e. on label use or off-label use).

Possible adverse events include:

➢ Adverse Reaction (AR): An adverse reaction (AR) is a reaction to a VMP which is harmful and unintended and occurs at doses normally used in animals for the prophylaxis, diagnosis or treatment of disease or to restore, correct or modify a physiological function.

➢ Serious Adverse Reaction (SAR): An adverse reaction which results in death, is life-threatening, results in significant disability or incapacity, is a congenital anomaly/birth defect, or which results in permanent or prolonged signs in the animals treated.

➢ Human Adverse Reaction: A reaction which is noxious and unintended and occurs in a human being following exposure to a VMP.

➢ A Suspected Lack of Expected Efficacy (SLEE): The apparent inability of an authorised VMP to have the expected efficacy in an animal according to the claims of the SPC and following use of the product in accordance with the SPC.

➢ Investigation of the validity of the withdrawal period: Where levels of VMP residues in tissues or food products of treated food producing animals are above the established maximum residue levels while the recommended withdrawal period of the given VMP has been respected.

➢ Potential environmental problems: A situation where animals of non-target species, other animals, human beings or plants are suspected to be adversely affected through exposure to a VMP present in the environment.

➢ Transmission of an infectious agent via a VMP.

2.3 Date of first receipt (DFR)

Calendar date when the first personnel of VIRBAC is notified of the mentioned adverse events.

To be notified in this context means VIRBAC becoming aware of a suspicion of adverse event by any means: written or oral report from a sales representative, phone call or e-mail or paper mail received from a veterinarian, the animal owner or any other health care professional or product vendor, including question or information received on a website or a facebook page managed directly by VIRBAC suggesting that an adverse event occurred in animal or human being.

2.4 Periodic Safety Update Report (PSUR)

A periodical scientific report on AE that have been reported to the MAH during a specific period.

3. PRODUCTS AND TERRITORY

The obligations described in this PDEA apply to the Product(s) and Territory listed in each Specific Distribution Agreement.

4. RESPONSIBILITIES

All relevant information should be shared between VIRBAC and NEXVET in order to allow the two parties to assume their obligations and responsibilities with regard to safety issues of the Product(s).

4.1 Responsibilities of the SUPPLIER (MAH)

NEXVET must ensure that an appropriate system of pharmacovigilance is in place in order to assure responsibility for the products on the market and to ensure that appropriate regulatory action can be taken, when necessary.

As the Marketing Authorisation Holder (MAH) in the EU/EEA area, NEXVET shall be responsible for the following activities:

➢ Reporting to the concerned National Competent authorities (preparation and submission of PSURs according to the agreed calendar, electronic submission of adverse events) and responses to their requests for information.

➢ Signal detection and continuous monitoring of the Product’s safety profile.

➢ Maintaining the safety related regulatory documentation (SPC) for the Product(s).

➢ Evaluation and communication of changes to the benefit-risk balance of Product(s).

➢ Interaction between safety issues and Product(s) defects.

➢ Identification of AE from the published peer reviewed scientific literature.

4.2 Responsibilities of VIRBAC (DISTRIBUTOR)

As the distributor in the Territory, VIRBAC shall be in charge of the following operations:

➢ Maintenance of a local system of pharmacovigilance, i.e. comprising the necessary resources for the collection and transmission of AE to the SUPPLIER.

➢ Transmission to NEXVET of any request regarding pharmacovigilance issues from the national competent authority. VIRBAC shall provide reasonable assistance to NEXVET to answer questions from the competent authority.

➢ Upon NEXVET’s demand received within a sufficient delay, transmission to NEXVET of sales data to enable the preparation of PSURs

➢ Writing job description detailing their missions for all personnel who may receive or process AE data, including sales representatives and telephone operator. Writing internal business rules or procedures detailing AE management and transmission to NEXVET. Staff receive appropriate training.

➢ Appointment of a Contact Person (CP) in charge of processing and transmission of safety reports. A Deputy of the CP is named in order to maintain the continuity of pharmacovigilance operations in case of the CP’s absence.

➢ Back up procedure in case of absence of the CP described in internal business rule or procedure in order to ensure the continuity of the pharmacovigilance operations.

➢ Identification of AE related to the Product(s) from the nationally-published peer reviewed scientific literature and transmission to NEXVET.

5. DATA EXCHANGE OF INDIVIDUAL REPORTS

VIRBAC shall be responsible for collecting all AE either received directly from the national competent authority or veterinarians or other health care professionals or any other user of the Product(s), including AE occurring during clinical trials conducted by VIRBAC. Reports will be written in english.

The individual AE reports need to fulfil the four (4) minimum criteria to the reportable:

➢ an identifiable source (e.g. veterinarian, pharmacist, animal owner): name and complete address of the reporter,

➢ animal/human details: breed, age, sex,

➢ suspect product(s): Brand name and authorisation number,

➢ reaction details.

Once at least the four minimal aforementioned information needed to consider a case as reportable are available to VIRBAC, the calculation of the delay to report the case to NEXVET starts.

VIRBAC shall forward to NEXVET reports of serious and human adverse reaction within [***] of DFR to enable their electronic submission by the SUPPLIER to the european database Eudravigilance Veterinary within the legal delay (15 calendar days).

All other adverse event reports shall be forwarded to NEXVET [***] of DFR.

VIRBAC shall ensure active follow-up as necessary about all AE and forward any follow-up information to the SUPPLIER within the same delay, i.e. [***] after reception respectively.

The reporting form given in Appendix 1 of this PDEA shall be completed and transmitted to NEXVET.

6. AUDIT

The Parties agree on the principle that audits might be conducted upon need.

Made in                      in two copies, on

FOR NEXVET	FOR VIRBAC

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

APPENDIX 1 of the PDEA

CONTACT DETAILS AND PHARMACOVIGILANCE REPORT FORM

For the SUPPLIER:

Name:
Job Title:	Contact person
Tel.
E-mail:

Name:
Job Title:	Deputy of the contact person
Tel.
E-mail:

For VIRBAC:

Name:	[***]
Job Title:	[***]
Tel.	[***]
E-mail:	[***]
Address:	[***]

Name:	[***]
Job Title:	[***]
Tel.	[***]
E-mail:	[***]
Address:	[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

VETERINARY PHARMACOVIGILANCE Form for reporting suspected adverse events

1 - SUBSIDIARY OR COMPANY		2 - ORIGINAL REPORTER

Name of sender: Address:		Name:
Address:
Case reference:
Type of report: ¡ Initial ¡ Follow-up		Telephone / Fax /Email:
Date of First info Receipt (DFR):		¡ Veterinarian ¡ Physician ¡ Pharmacist ¡ Owner ¡ Other:

3 - VETERINARIAN / PHARMACIST / PHYSICIAN		4 - ANIMAL OWNER / HUMAN PATIENT

Name:		Name:

Address:		Address:
¡ Identical to original reporter

5 - ANIMAL DATA

N° of animals treated:	N° of animals affected:	N° of animals died:

Animal characteristics (animals affected):	Species:

Breed/production type:	Weight:	Age:
Sex/physiological status: ¡ Female ¡ Male ¡ Pregnant ¡ Neutered ¡ Lactating ¡ Other:
State of health at time of treatment: ¡ Good ¡ Fair ¡ Poor ¡ Critical ¡ Unknown

Reason(s) for treatment [prevention against what disease and diagnosis]:

6 - PRODUCTS DATA AND TREATMENT DETAILS

List of all medications used concurrently and during the previous week:
Product(s) trade name (incl. dosage and strength) Company name
Active substance(s) Pharmaceutical form
Batch Number Expiry date
Dose Frequency of treatment
Route Site of administration
Who administered the product(s)?
Use according label
Start date of treatment
Stop date or duration
Action after reaction (drug withdrawn, dose reduced)?
Did reaction abate after stopping drug treatment?
Did reaction reappear after reintroduction?
Storage details

GEDOQ FOR00352 version 05	DOC APPLICABLE

Confidential – For discussion purpose only

7 - EVENT DATA (safety issue in animals/lack of expected efficacy/withdrawal period issue/ environmental problem/transmission of infectious agents)

Date or time to onset of signs: Duration of reaction:

Describe the sequence of events incl. administration of product(s), all clinical signs, site of reaction, severity, laboratory tests, necropsy results, possible contributing factors (if necessary use extra sheet):

Treatment given to address this adverse reaction: ¡ Yes ¡ No Details:

Outcome of reaction to date:
Euthanised	Died	Under treatment	With sequelae	Recovered	Unknown
N° of animals:
Date when:

8 - PREVIOUS EXPOSURE AND EVENT(S) TO PRODUCT(S)

	Previous exposure to product(s)? Previous reaction to product(s)?	¡ Yes ¡ No Which one(s): Date: ¡ Yes ¡ No Which one(s): Date:
Description of reaction, treatment given and outcome:

9 - DETAILS OF SUSPECTED ADVERSE EVENT(S) IN HUMANS

Sex: Age/date of birth: Occupation (with relevance to exposure): Date of exposure: Date of reaction:

Nature and duration of exposure, reaction details (including symptoms and treatment of the reaction) and outcome:

Identification of the physician or poison center or pharmacovigilance center if consulted:

10 - FOR SUBSIDIARY OR COMPANY USE / CAUSALITY ASSESSMENT

¡ A (probable) ¡ B (possible) ¡ O (unclassified) ¡ O1 (inconclusive) ¡ N (unlikely)

Reasons for assessment and comments:

Date:

Name of the original reporter (see section 2 of the document) or the person responsible for completing this form:

Signature (if reporting form printed):

¡ Attachments included	¡ Reports to follow

Confidential – For discussion purpose only

ANNEX 9 - FINANCIAL EXAMPLE

Annex 9 – Financial Example

Nexvet recovers Manufacturing Margin from Commercial Margin

[***]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.